As filed with the Securities and Exchange Commission on August 25, 2014

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EVENTURE INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	7370	427-4387595
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

3420 Bristol Street, 6th Floor

Costa Mesa, CA 92626

855.986.5669

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Gannon Giguiere

3420 Bristol Street, 6th Floor

Costa Mesa, CA 92626

855.986.5669

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Scott Rapfogel

Crone Kline Rinde LLP

488 Madison Avenue, 12th Floor

New York, NY 10022

212.400.6900

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	4,920,000 shares	$1.86	$9,151,200	$1,179

  (1)  Consists of (i) up to 2,300,000 shares of common stock to be sold by Kodiak Capital Group, LLC (“Kodiak”) pursuant to an Equity Purchase Agreement dated July 23, 2014, as amended on August 20, 2014 (the “Kodiak Shares”); (ii) 780,000 issued and outstanding shares of common stock to be sold by certain stockholders of the registrant; (iii) 40,000 shares of common stock issuable under a Service Provider Agreement; and (iv) up to 1,800,000 shares of common stock that may be issued upon exercise of common stock purchase warrants to be sold by certain stockholders of the registrant. The registration statement shall also cover any additional shares of the registrant’s common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of registrant’s common stock.

  (2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the registrant’s common stock on OTC Markets on August 19, 2014. The shares offered hereunder may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

Subject to Completion, Dated August 25, 2014

Prospectus

EVENTURE INTERACTIVE, INC.

4,920,000 shares of common stock

The selling stockholders identified in this prospectus may offer and sell up to 4,920,000 shares of our common stock, which will consist of: (i) up to 2,300,000 shares of common stock to be sold by Kodiak Capital Group, LLC (“Kodiak”) pursuant to an Equity Purchase Agreement dated July 23, 2014, as amended on August 20, 2014 (the “Equity Purchase Agreement”); (ii) 780,000 presently issued and outstanding shares of common stock; (iii) 40,000 shares of common stock to be issued in October 2014 under a March 5, 2014 Service Provider Agreement; and (iv) 1,800,000 shares of common stock that may be issued upon the exercise of presently issued and outstanding warrants (the “Warrants”). If issued presently, the 2,300,000 shares of common stock registered for resale by Kodiak would represent 8.64% of our issued and outstanding shares of common stock as of August 25, 2014.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

We will not receive any proceeds from the sale of the shares of our common stock by Kodiak or any of the other selling stockholders. However, we will receive proceeds from our initial sale of shares to Kodiak pursuant to the Equity Purchase Agreement and from the exercise of the Warrants. We will sell shares to Kodiak at a price equal to 80% of the lowest daily volume weighted average price for our common stock during the five consecutive trading day period beginning on the date on which we deliver a put notice to Kodiak. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares.

Kodiak is an underwriter within the meaning of the Securities Act of 1933 and other selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is traded on OTC Markets under the symbol “EVTI”. On August 19, 2014, the last reported sale price for our common stock was $1.92 per share.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK OFFERED THROUGH THIS PROSPECTUS WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEGINNING ON PAGE 10 OF THIS PROSPECTUS BEFORE BUYING ANY SHARES OF OUR COMMON STOCK. YOU SHOULD NOT INVEST UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2014.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. Forward-looking statements made in this prospectus include statements about:

•	market acceptance of our products;

•	our dependence on our intellectual property and our ability to protect our proprietary rights and operate our business without conflicting with the rights of others;

•	our marketing plan;

•	our expectations and estimates concerning our future operating and financial performance;

•	our ability to recruit and retain key personnel;

•	our ability to enter into collaboration agreements with third parties;

•	the impact of competition, regulatory requirements and technological change on our business; and

•	our expectation that we will be able to raise capital when we need it.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” and the risks set out below, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation:

•	general economic and business conditions;

•	substantial doubt about our ability to continue as a going concern;

•	we may need to raise additional funds in the future which may not be available on acceptable terms or at all;

•	if we are unable to successfully recruit and retain qualified personnel, we may not be able to continue our operation;

•	we may not be able to successfully implement our business plan;

•	if we are unable to successfully acquire, develop or commercialize new products, our operating results will suffer;

•	our expenditures may not result in commercially successful products;

•	third parties may claim that we infringe their proprietary rights and may prevent us from manufacturing and selling some of our products; and

•	other factors discussed under the section entitled “Risk Factors”.

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These risks may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

In this prospectus, unless otherwise specified, all references to “common shares” refer to shares of our common stock and the terms “we”, “us”, “our”, and “Eventure” mean Eventure Interactive, Inc., a Nevada corporation.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should carefully read the entire prospectus including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Financial Statements, before making an investment decision.

Corporate Overview

We were incorporated in the State of Nevada under the name Charlie GPS Inc. on November 29, 2010 to engage in the business of distribution of GPS tracking units with user ability to track their assets over internet based systems. We developed our business plan and commenced operations in this area but did not achieve any operating revenues. In November 2012, we engaged in discussions involving a possible purchase of social communications related assets.

On November 20, 2012, we filed Amended and Restated Articles of Incorporation with the Nevada Secretary of State to, among other things, (i) change our name to Live Event Media, Inc.; (ii) increase our authorized capitalization from 75,000,000 shares, consisting of 75,000,000 shares of common stock, $0.001 par value per share, to 310,000,000 shares, consisting of 300,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of blank check preferred stock, $0.001 par value per share; and (iii) limit the liability of our officers and directors to us, our stockholders and our creditors to the fullest extent permitted by Nevada law. Our Board of Directors, by written consent dated November 19, 2012, approved, and stockholders holding 8,000,000 shares (approximately 76.92%) of our outstanding common stock on November 19, 2012, consented in writing to, this charter amendment.

On February 20, 2013, we filed Amended and Restated Articles of Incorporation with the Nevada Secretary of State to change our name to Eventure Interactive, Inc., Our Board of Directors, by written consent dated February 19, 2013, approved and stockholders holding 13,431,250 shares (approximately 75.1%) of our outstanding common stock on February 20, 2013, consented in writing to this charter amendment.

On November 21, 2012, we entered into and closed an Asset Purchase Agreement with Local Event Media, Inc., our wholly owned Nevada subsidiary, and Gannon Giguiere and Alan Johnson under which Messrs. Giguiere and Johnson sold to us assets (the “Social Communications Assets”) intended to enable us to engage in the social communications business. The Assets consisted of a software platform with millions of lines of code authored in various languages including, but not limited to HTML, Java, Python and SQL. The software platform operates at multiple levels from a back-end, middle-ware and front-end, all which have been compiled into a fully functional web based application. The software has been and will continue to be written locally by various software developers, committed to a storage vault and then compiled into a functional application, which is then served on rented servers or what is currently referred to as a cloud server farm.

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Effective July 29, 2014 we dissolved Local Event Media, Inc. Prior to dissolution, Local Event Media, Inc. transferred all of its assets and liabilities to us.

Kodiak Equity Purchase Agreement and Registration Rights Agreement

This prospectus includes the resale of up to 2,300,000 shares of our common stock by Kodiak. Kodiak will obtain our common stock pursuant to the Equity Purchase Agreement entered into by Kodiak and us, dated July 23, 2014, as amended on August 20, 2014. In June 2014, Kodiak received a one-time issuance of 85,714 shares of our common stock as a commitment fee for the investment. In addition, we paid Kodiak a $10,000 document preparation fee.

Although we are not mandated to sell shares under the Equity Purchase Agreement, the Equity Purchase Agreement gives us the option to sell to Kodiak, up to $3,000,000 worth of our common stock (“Put Shares”), par value $0.001 per share, over the period ending December 31, 2015. There is no assurance that the market price of our common stock will remain at or near its current price or increase substantially in the future. The number of common shares that remain issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Agreement. Therefore, we may not have access to the full commitment under the Equity Purchase Agreement unless the market price of our common stock remains at or near its current price or increases from its current level. Based on our stock price as of August 15, 2014, the registration statement covers the offer and possible sale of all $3,000,000 of our shares at a current discounted market price of $1.54 or approximately 80% of $1.92 (our market price at the close of business on August 15, 2014).

The purchase price of the common stock will be set at eighty percent (80%) of the lowest daily volume weighted average price (“VWAP”) of the common stock during the pricing period. The pricing period will be the five consecutive trading days immediately after the put notice date. We have the right to include a floor price for the VWAP calculation in the put notice. The floor price may not be more than 70% of the volume weighted average price for our common stock on the trading day immediately preceding the date on which the put notice is delivered. If the lowest daily VWAP for any trading day during the pricing period is below the floor price, the purchase price will be set at 80% of the floor price. In such event, Kodiak may, at its option, determine to purchase none of the Put Shares or less than all of the Put Shares covered by the put notice. In addition, there is an ownership limit for Kodiak of 9.99%.

On the put notice date, we are required to deliver put shares to Kodiak in an amount (the “Estimated Put Shares”) determined by dividing the closing price on the trading day immediately preceding the put notice date multiplied by 80% and Kodiak is required to simultaneously deliver to our representative, to hold in escrow, the investment amount indicated on the put notice. At the end of the pricing period when the purchase price is established and the number of Put Shares for a particular put is definitely determined, Kodiak must return to us any excess Put Shares provided as Estimated Put Shares or alternatively, we must deliver to Kodiak any additional Put Shares required to cover the shortfall between the amount of Estimated Put Shares and the amount of Put Shares. In the event that the VWAP for any trading day during the valuation period is below the floor price and Kodiak determines to purchase none of the Put Shares covered by the put notice or less than all of the Put Shares covered by the put notice then, immediately after the pricing period, we will return to Kodiak the investment amount related to the portion of Put Shares not being purchased by Kodiak and Kodiak shall return to us the number of Estimated Put Shares related to the portion of the investment amount being returned. At the end of the pricing period we must also return to Kodiak any excess related to the investment amount previously delivered to us.

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Kodiak is not permitted to engage in short sales involving our common stock during the commitment period ending December 31, 2015. In accordance with Regulation SHO however, sales of our common stock by Kodiak after delivery of a put notice of such number of shares reasonably expected to be purchased by Kodiak under a put will not be deemed a short sale.

In addition, we must deliver the other required documents, instruments and writings required. Kodiak is not required to purchase the Put Shares unless:

•	Our registration statement with respect to the resale of the shares of common stock delivered in connection with the applicable put shall have been declared effective.

•	We shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the registrable securities.

•	We shall have filed with the SEC in a timely manner all reports, notices and other documents required.

We believe that we will be able to meet all of the above obligations mandated in the Equity Purchase Agreement set forth above.

Business Overview and Strategy

Since November 21, 2012, we have engaged in the social communications business. We are a social application development company that is capturing everyday events and turning them into meaningful memories to be scrapbooked, organized, and referenced forever (automatically). Every day, millions of people are forced to use multiple applications to plan, invite, navigate, capture, organize and share their social and business events. Without organization and a simple retrieval system, sharing and recalling the memories are often difficult, and many times non-existent. In addition, currently used techniques of memory sharing are person-to-person as opposed to people-to-event, so many captured memories never end up being socially shared on an optimum basis. Most of the currently available apps are disjointed which results in a scattered experience for the user. It is not uncommon for a person to have several thousand photos on his camera roll and also replicated on his hard drive; have to toggle between multiple calendars and invite applications; and have to spend endless hours organizing and attaching photos and videos; just so he can share the memories captured from an event. Thus, there is not a simple one-stop solution that detects relevancy of a group conversation, syncs with device applications and allows for access / review of activities.

Our technically unique, yet simple-to-use, patented mobile-to-web technology platform provides users with a single application that addresses these inefficiencies in the social marketplace by enabling captured memories to be centrally stored and effortlessly shared among event attendees in a secure, real-time, mobile ad-hoc network. “Eventure Everywhere” is keystone to our business offerings and strategy to maximize the experience of each event with rich features to successfully schedule, capture, scrapbook (store); and share one’s life and events in a meaningful way. Eventure Everywhere includes: “Anonymous Messaging,” “Event Genius,” “Wish I was There,” “I’ll Be There,” “Intelligent Pursing” and device learning. Combined, they are core viral adoption drivers of our solution into various target markets.

During 2014, we have continued to develop and commercialize our social communications business. This has required us to raise additional funds to support our future growth plans.

We represent a speculative investment. Investors may lose some or all of their investment in us. We have incurred losses since our inception resulting in an accumulated deficit of $26,509,625 as of June 30, 2014 and further losses are anticipated in the near term in connection with the further development of our business. Our independent registered accounting firm issued a report in connection with their December 31, 2013 audit that included an explanatory paragraph referring to our recurring net losses and accumulated deficit and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional financing, attain operating efficiencies, reduce expenditures and ultimately to general revenues.

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Asset Purchase Agreement

In conjunction with the November 21, 2013 Asset Purchase Agreement and in consideration of the purchase of the Social Communications Assets, we issued an aggregate of 14,582,500 shares of our restricted common stock to Messrs. Giguiere and Johnson and their assigns. In conjunction with the closing under the Asset Purchase Agreement, we closed on the sale of 200,000 shares of our common stock at a price of $0.50 per share or an aggregate of $100,000 pursuant to a private offering in which we were offering a minimum of 200,000 shares of common stock ($100,000) and a maximum of 2,000,000 shares of common stock ($1,000,000).

We also took the following actions:

•	We transferred all of our pre-Asset Purchase Agreement assets, excluding the private placement offering proceeds, and all of our pre-Asset Purchase Agreement liabilities, to a newly formed wholly owned subsidiary, Charlie GPS Split Corp. (“Split-Off Subsidiary”) and in connection therewith transferred all of the outstanding shares of capital stock of Split-Off Subsidiary to our pre-Asset Purchase Agreement principal stockholder in exchange for the surrender and cancellation of 8,000,000 shares of our common stock owned by such stockholder.

•	On November 19, 2012, our board of directors and persons holding a majority of our outstanding common stock adopted a Two Million Five Hundred Thousand (2,500,000) share Equity Incentive Plan for future issuances, at the discretion of our board of directors, of awards to officers, key employees, consultants and directors. On July 1, 2013 our board of directors and persons holding a majority of our outstanding shares authorized an increase in the number of shares issuable under the Equity Incentive Plan to Seven Million Five Hundred Thousand (7,500,000).

•	Effective at closing, our pre-Asset Purchase Agreement officers and directors resigned and we appointed new executive officers and two directors to fill the vacancies created by the resignations. In connection therewith we appointed Gannon Giguiere as our Chairman, Chief Executive Officer and Secretary and appointed Alan Johnson as our President and as a Director.

•	Effective at closing, we executed 24 month lock-up agreements with all post-closing officers and directors and all stockholders holding ten percent or more of our common stock. On March 10, 2014 we terminated the lock-up agreements.

•	Effective at closing, we entered into Employment Agreements with Gannon Giguiere and Alan Johnson.

•	Effective at closing, we entered into Indemnification Agreements with Gannon Giguiere and Alan Johnson under which we agreed to indemnify Messrs. Giguiere and Johnson and to provide for advancement of expenses under certain circumstances to the fullest extent permitted by applicable law.

•	We adopted a Code of Ethics applicable to our principal officers.

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Corporate Information

Our principal executive offices are located at 3420 Bristol Street, Costa Mesa, CA 92626. Our telephone number is 855.985.5669. Our website address is http://www.eventure.com. The information on, or that can be accessed through, our website is not part of this prospectus.

Summary of the Offering

Shares currently outstanding:	24,332,098 common shares.

Shares being offered:	The selling stockholders identified in this prospectus may offer and sell up to 4,920,000 shares of our common stock, which will consists of: (i) up to 2,300,000 shares of common stock to be sold by Kodiak pursuant to the Equity Purchase Agreement; (ii) 780,000 currently issued and outstanding shares of common stock; (iii) 40,000 shares of common stock to be issued under a Service Provider Agreement in October 2014; and (iv) up to 1,800,000 shares of common stock that may be issued upon the exercise of currently issued and outstanding Warrants. If issued presently, the 2,300,000 shares of common stock registered for resale by Kodiak would represent 8.64% of our issued and outstanding shares of common stock as of August 25, 2014.

Offering Price per share:	The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds:	We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. However, we will receive proceeds from our initial sale of shares to Kodiak pursuant to the Equity Purchase Agreement and from the exercise of the Warrants. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares.

OTC Markets Symbol:	EVTI

Risk Factors:	See “Risk Factors” beginning on page 10 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary of Financial Data

The following information represents selected audited and unaudited financial information for Eventure for the years ended December 31, 2013 and 2012 and the periods ended June 30, 2014 and 2013. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, including the notes to those financial statements, which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 38 of this prospectus.

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			Six	Six
	Fiscal Year	Fiscal Year	Months	Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	June 30,	June 30,
	2013	2012	2014	2013
			(unaudited)	(unaudited)

Statement of Operations Data

Revenues	$–	$–	$–	$–
Total operating expenses	3,046,187	1,283,591	18,768,236	2,106,988
Operating loss	3,046,187	1,283,594	18,768,236	2,106,988
Net loss	3,046,187	1,283,594	22,156,250	2,106,988

Statement of Cash Flows Data

Net cash used in operating activities	$872,198	$53,889	$750,553	$415,587
Net cash used in investing activities	242,683	70,000	405,700	78,650
Net cash provided by financing activities	825,000	477,000	1,275,000	450,000

		At December 31,	At December 31,	At June 30,
		2013	2012	2014
				(unaudited)
Balance Sheet Data

Total current assets		$72,762	$357,643	$201,705
Total assets		522,535	569,683	1,048,800
Total current liabilities		257,588	93,460	475,515
Total liabilities		257,588	93,460	4,313,153
Accumulated deficit		(4,353,375)	(1,307,188)	(26,509,625)
Total stockholders' equity (deficit)		264,946	432,473	(3,264,353)

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus.

An investment in our common stock involves a number of very significant risks. You should carefully consider the information set out under “Risk Factors” and other information in this prospectus before purchasing shares of our common stock. The risks we face include the following:

•	general economic and business conditions;

•	substantial doubt about our ability to continue as a going concern;

•	we may need to raise additional funds in the future which may not be available on acceptable terms or at all;

•	if we are unable to successfully recruit and retain qualified personnel, we may not be able to continue our operations;

•	we may not be able to successfully implement our business plan;

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•	if we are unable to successfully acquire, develop or commercialize new products, our operating results will suffer;

•	our expenditures may not result in commercially successful products; and

•	third parties may claim that we infringe their proprietary rights and may prevent us from manufacturing and selling some of our products.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this prospectus entitled "Information Regarding Forward Looking Statements." The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, and you may lose all or part of your investment.

RISKS RELATED TO OUR FINANCIAL RESULTS

We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses for the foreseeable future.

For the six months ended June 30, 2014 we incurred an operating loss of $18,768,236. For the year ended December 31, 2013, we incurred an operating loss of $3,046,187. At June 30, 2014 we had an accumulated deficit of $26,509,625. We have generated no revenues to date. We plan to increase our expenses associated with the development of our social communications business. There is no assurance we will be able to derive revenues from the development of our social communications business to successfully achieve positive cash flow or that our social communications business will be successful. If we achieve profitability, we may be unable to sustain or increase profits on a quarterly or annual basis.

We believe that long-term profitability and growth will depend on our ability to:

•	develop and grow our social communications business; or

•	engage in any alternative business.

Inability to successfully execute on any of the above, among other factors, could have a material adverse effect on our business, financial results or operations.

Because we have a limited operating history, have yet to attain profitable operations and will need additional financing to fund our businesses, there is doubt about our ability to continue as a going concern.

Our consolidated financial statements for the year ended December 31, 2013 have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. We have accumulated a loss to date and have relied on raising funds through private placements and from loans from officers and directors. During 2013, we raised $825,000 from sales of our common stock and at December 31, 2013 held $67,762 in cash. During 2014 we have raised $1,275,000 from sales of our common stock and at June 30, 2014 held $186,509 in cash.

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As of June 30, 2014 we have an accumulated deficit of $26,509,621 and have not generated any revenues. The future of our Company is dependent upon our ability to obtain financing, upon the future success of our business and upon our ability to achieve profitable operations. Our independent registered accounting firm issued a report in connection with their December 31, 2013 audit that included an explanatory paragraph referring to our recurring net losses and accumulated deficit and expressing substantial doubt in our ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

If we engage in acquisition or expansion activities, we may require additional financing to fund our operations. We will seek such additional funds through private placements of our equity or debt securities or through loans from financial institutions, our officers and directors or our stockholders. There can be no assurance that we will be able to raise additional funds, if needed, on terms acceptable to us. If we do not obtain additional financing, when required, our planned business may fail.

Obtaining additional financing is subject to a number of factors, including investor acceptance of the value of our social communications business. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

To date, our sources of cash have been primarily limited to the sale of our equity securities and loans from executive officers and directors. We cannot be certain that additional funding via this means will be available on acceptable terms, if at all. To the extent that we are able to raise additional funds by issuing equity securities, our existing stockholders may experience significant dilution. Any debt financing that we may secure, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital, when required, or on acceptable terms, we may have to delay or scale back significantly or discontinue our planned business projects. Inability to obtain these or other sources of capital could have a material adverse effect on our business, financial results or operations.

RISKS RELATED TO OUR MANAGEMENT AND CORPORATE GOVERNANCE

We have no independent directors, which poses a significant risk for us from a corporate governance perspective.

One of our two executive officers, namely Gannon Giguiere, our chief executive officer, president and secretary, also serves as one of our two directors. Alan Johnson, our Chief Corporate Development Officer, serves as our other director. Our directors and executive officers are required to make interested party decisions, such as the approval of related party transactions, their level of compensation, and oversight of our accounting function. Our directors and executive officers also exercise control over all matters requiring stockholder approval, including the nomination of directors and the approval of significant corporate transactions. We have chosen not to implement various corporate governance measures, the absence of which may cause stockholders to have more limited protections against transactions implemented by our board of directors, conflicts of interest and similar matters. Stockholders should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We may find it difficult to attract senior management in the absence of Directors and Officers Insurance.

We do not presently maintain Directors and Officers Insurance. This may deter or preclude persons from joining our management or cause them to demand additional compensation to join our management.

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We will need to increase our size, and may experience difficulties in managing growth.

We are a smaller reporting company with 13 employees as of June 30, 2014. We hope to experience a period of expansion in headcount, facilities, infrastructure and overhead to develop our prospective social media businesses and to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional independent contractors and managers. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively. Inability to manage future growth could have a material adverse effect on our business, financial results or operations.

RISKS RELATED TO OUR SOCIAL COMMUNICATIONS BUSINESS

Our social communications business is a startup business. No assurance can be given that we can successfully achieve demand for our products and services and achieve profitability.

We started our social communications business upon the November 21, 2012 closing of the Asset Purchase Agreement. There is no certainty that our products and services will achieve market acceptance or that we will achieve profitability. Commercial relationships have to be developed with other market participants to deliver our products and services to market which cannot be guaranteed to be consummated in a timely fashion, if at all.

Our business may suffer if we are unable to attract or retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of our management, as well as other personnel. We have a small management team, and the loss of a key individual or our inability to attract suitably qualified replacements or additional staff could adversely affect our business. Our success also depends on the ability of management to form and maintain key commercial relationships within the market place. No assurance can be given that key personnel will continue their association or employment with us or that replacement personnel with comparable skills will be found. If we are unable to attract and retain key personnel and additional employees, our business may be adversely affected.

We are operating in a highly competitive market.

The development and marketing of a social communications business is extremely competitive. In many cases we will compete with entrenched social communications businesses. Competitors range from start-up companies to established companies, most of which have substantially greater financial, technical, marketing and human resource capabilities than we have, as well as established positions in markets and name brand recognition.

The development of our business is uncertain.

Our development efforts are subject to unanticipated delays, expenses or technical or other problems, as well as the possible insufficiency of funding to complete development. Our success will depend, in part, upon our products, services and technologies meeting acceptable cost and performance criteria, and upon their timely introduction into the marketplace. All of our proposed products, services and technologies may never be successfully developed, and even if developed, they may not satisfactorily perform the functions for which they are designed. Additionally, these products and services may not meet applicable price or performance objectives. Unanticipated technical or other problems may accrue which would result in increased costs or material delays in their development or commercialization.

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We may be subject to third-party claims that we require additional patents for our products and we could face costly litigation, which could cause us to pay substantial damages and limit our ability to sell some or all of our products.

Our industry is characterized by a large number of patents, claims of which appear to overlap in many cases. As a result, there is a significant amount of uncertainty regarding the extent of patent protection and infringement. Companies may have pending patent applications (which are can be confidential for up to the first eighteen months following filing) that cover technologies we incorporate in our products. Our products are based on complex, rapidly developing technologies. These products could be developed without knowledge of previously filed patent applications that mature into patents that cover some aspect of these technologies. In addition, our belief that our products do not infringe the technology covered by valid and enforceable patents could be successfully challenged by third parties. As a result, we may be subjected to substantial damages for past infringement or be required to modify our products or stop selling them if it is ultimately determined that our products infringe a third party’s proprietary rights. Due to these factors, there remains a constant risk of intellectual property litigation affecting our business. To avoid or settle legal claims, it may be necessary or desirable in the future to obtain patents or licenses relating to one or more products or services or relating to current or future technologies, and we cannot be assured that we will be able to obtain these patents or licenses or other rights on commercially reasonable terms.

The cost of litigation and the amount of management time associated with infringement cases is significant. Should an infringement case be filed against us, there can be no assurance that these matters would be resolved favorably; that we would continue to be able to research, develop or sell the products in question or other products as a result; or that any legal costs associated with defending such claims or any monetary or other damages assessed against us would not have a material adverse effect on us. Even a successful outcome may take years to achieve and the costs associated with such litigation, in terms of dollars spent and diversion of management time and resources, could seriously harm the our business. Moreover, if a third party claims an intellectual property right to technology that we use, we may be forced to discontinue the use of our platforms as they are currently used, an important research and development program, product, or product line, alter our platforms, products, and processes, pay license fees, pay damages for past infringement or cease certain activities.

If we fail to maintain and protect our intellectual property rights, our competitors could use our technology to develop competing products and our business will suffer.

Our competitive success will be affected in part by our continued ability to obtain and maintain patent protection for our inventions, technologies and discoveries, including our intellectual property that includes technologies that we may license. Our ability to do so will depend on, among other things, complex legal and factual questions. We cannot assure you that our patents will successfully preclude others from using our technology. Our pending patent applications may lack priority over others’ applications or may not result in the issuance of additional patents. Even if issued, our patents may not be sufficiently broad to provide protection against competitors with similar technologies and may be challenged, invalidated or circumvented.

In addition to patents, we rely and will rely on a combination of trade secrets, copyright and trademark laws, nondisclosure agreements, licenses and other contractual provisions and technical measures to maintain and develop our competitive position with respect to intellectual property. Nevertheless, these measures may not be adequate to safeguard the technology underlying our products. For example, employees, consultants and others who participate in the development of our products may breach their agreements with us regarding our intellectual property and we may not have adequate remedies for the breach. Our trade secrets could become known through other unforeseen means.

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Notwithstanding our efforts to protect our intellectual property, our competitors may independently develop similar or alternative technologies or products that are competitive with, equal or superior to our technology. Our competitors may also develop similar products without infringing on any of our owned intellectual property rights or design around our proprietary technologies. Furthermore, any efforts to enforce our intellectual property rights could result in disputes and legal proceedings that could be costly and divert attention from our business.

We may need to initiate lawsuits to protect or enforce our patents, which would be expensive and, if we lose, may cause us to lose some, if not all, of our intellectual property rights, and thereby impair our ability to compete.

We rely and will continue to rely on patents to protect a large part of our intellectual property. To protect or enforce our patent rights, we may initiate patent litigation against third parties, such as infringement suits or interference proceedings. These lawsuits could be expensive, take significant time and divert management’s attention from other business concerns. They would also put our patents at risk of being invalidated or interpreted narrowly, and our patent applications at risk of not issuing. We may also provoke these third parties to assert claims against us. Patent law relating to the scope of claims in the technology fields in which we operate is still evolving and, consequently, patent positions in our industry are generally uncertain. We cannot assure you that we would prevail in any of these suits or that the damages or other remedies awarded, if any, would be commercially valuable. During the course of these suits, there may be public announcements of the results of hearings, motions and other interim proceedings or developments in the litigation. Any public announcements related to these suits could cause our stock price to decline.

RISKS RELATING TO OUR COMMON STOCK

We may need additional capital that will dilute the ownership interest of investors.

We may require additional capital to fund our future business operations. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock, who may experience dilution of their ownership interest of our common stock. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common Stock by our board of directors may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

Our officers and directors collectively own a substantial portion of our outstanding common stock, and as long as they do, they may be able to control the outcome of stockholder voting.

Our officers and directors are collectively the beneficial owners of approximately 70% of the outstanding shares of our common stock as of the date of this prospectus. Accordingly, our officers and directors, individually and as a group, may be able to control us and direct our affairs and business, including any determination with respect to a change in control, future issuances of common stock or other securities, declaration of dividends on the common stock and the election of directors.

We have the ability to issue additional shares of our common stock and shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation authorizes the Board of Directors to issue up to 300,000,000 shares of common stock and up to 10,000,000 shares of preferred stock. The power of the Board of Directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our common stock, or preferred stock that may be convertible into common stock, may have the effect of diluting your investment.

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Our shares qualify as a penny stock. As such, we are subject to the risks associated with "penny stocks". Regulations relating to "penny stocks" limit the ability of our stockholders to sell their shares and, as a result, our stockholders may have to hold their shares indefinitely.

Our common stock is deemed to be "penny stock" as that term is defined in Regulation Section 240.3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks: (a) with a price of less than $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the United States Securities Exchange Act of 1934 and Regulation 240.15g(c)2 of the Securities and Exchange Commission require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our Common Stock are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be "penny stock".

Moreover, Regulation 240.15g-9 of the Securities and Exchange Commission requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of them. Holders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks suffers from patterns of fraud and abuse. Such patterns include:

(i)	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

(ii)	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

(iii)	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

(iv)	excessive and undisclosed bid-ask differential and mark-ups by selling broker-dealers; and

(v)	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

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Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

RISKS RELATED TO THE OFFERING

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the Kodiak Capital Group Equity Purchase Agreement.

The sale of our common stock to Kodiak Capital Group, LLC in accordance with the Equity Purchase Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to Kodiak Capital Group LLC in order to exercise a put under the Equity Purchase Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the Kodiak Equity Purchase Agreement may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the Kodiak Equity Purchase Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Equity Purchase Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue) the information set out below indicates the potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the Equity Purchase Agreement is realized.

Dilution based upon common stock put to Kodiak Capital Group and the stock price discounted to Kodiak Capital Group’s purchase price of 80% of the lowest daily volume weighted average price (VWAP) during the pricing period. The example below illustrates dilution based upon a $1.90 market price/$1.52 purchase price and other increased/decreased prices (without regard to Kodiak’s 9.99% ownership limit or the number of shares being registered hereunder):

$3,000,000 Put

Stock Price(Kodiak Purchase Price)	Shares Issued	Percentage of Outstanding Shares(1)

$2.315 ($1.90) +25%	1,578,948	6.1%
$1.90 ($1.52)	1,973,684	7.5%
$1.425 ($1.14) – 25%	2,631,579	9.8%
$0.95 ($0.76) – 50%	3,947,368	14.0%
$0.475 ($0.38) – 75%	7,894,737	24.5%

(1)	Based on 24,332,098 shares outstanding as of August 25, 2014.

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Kodiak Capital Group, LLC will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Subject to the floor price provision of the Equity Purchase Agreement, our common stock to be issued under the Kodiak Equity Purchase Agreement will be purchased at a twenty (20%) discount or 80% of the lowest daily VWAP during the five trading days immediately following our notice to Kodiak Capital Group, LLC of our election to exercise our "put" right.

Kodiak Capital Group, LLC has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If Kodiak Capital Group, LLC sells our shares, the price of our common stock may decrease. If our stock price decreases, Kodiak may have a further incentive to sell such shares. Accordingly, the discounted sales price in the Equity Purchase Agreement may cause the price of our common stock to decline.

Kodiak Capital Group, LLC has entered into similar agreements with other public companies and may not have sufficient capital to meet our put notices.

Kodiak Capital Group LLC has entered into similar Equity Purchase Agreements with other public companies, and some of those companies have filed registration statements with the intent of registering shares to be sold to Kodiak pursuant to Equity Purchase Agreements. We do not know if management at any of the companies who have or will have effective registration statements intend to raise funds now or in the future, what the size or frequency of each put request would be, if floors will be used to restrict the amount of shares sold, or if the Equity Purchase Agreement will ultimately be cancelled or expire before the entire amount of shares are put to Kodiak. Since we do not have any control over the requests of these other companies, if Kodiak Capital Group LLC receives significant requests, it may not have the financial ability to meet our requests. If so, the amount of available funds may be significantly less than we anticipate.

We are registering an aggregate of 2,300,000 shares of common stock to be issued under the Kodiak Equity Purchase Agreement. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 2,300,000 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Kodiak Equity Purchase Agreement. The sale of these shares into the public market by Kodiak could depress the market price of our common stock.

We May Not Have Access to the Full Amount under the Equity Purchase Agreement.

On August 19, 2014, the closing price of our common stock was $1.92 based on very little volume. There is no assurance that the market price of our common stock will remain at or near its current price or increase from its current level. The entire commitment under the Equity Purchase Agreement is for $3,000,000. Therefore, we may not have access to the remaining commitment under the Equity Purchase Agreement unless the share price of our common stock remains at or near or increases from its current level.

Unless an active trading market develops for our securities, investors may not be able to sell their shares.

We are a reporting company and our common shares are quoted on the OTC Link (OTC.QB Tier) under the symbol “EVTI”. However, there is not currently an active trading market for our common stock and an active trading market may never develop or, if it does develop, may not be maintained. Failure to develop or maintain an active trading market will have a generally negative effect on the price of our common stock, and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price and therefore your investment could be a partial or complete loss.

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Since our common stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our common stock is thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to):

•	the trading volume of our shares;

•	the number of securities analysts, market-makers and brokers following our common stock;

•	new products or services introduced or announced by us or our competitors;

•	actual or anticipated variations in quarterly operating results;

•	conditions or trends in our business industries;

•	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	additions or departures of key personnel;

•	sales of our common stock and

•	general stock market price and volume fluctuations of publicly-traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Link (OTC.QB tier) and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers and option traders.

The selling stockholders are offering for resale of a maximum of 4,920,000 shares of our common stock, up to 2,300,000 of which may be issued to Kodiak under the Equity Purchase Agreement. The resale of such shares by Kodiak or the other selling shareholders could depress the market price of our common stock.

The selling stockholders are offering for the resale of a maximum of 4,920,000 shares of our common stock under this prospectus. The sale of these shares into the public market by Kodiak or the other selling shareholders could depress the market price of our common shares. As of August 25, 2014, there were 24,332,098 shares of our common stock issued and outstanding. In total, we may issue up to $3,000,000 of shares of our common stock to Kodiak pursuant to the equity line.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. All proceeds from the sale of such shares will be for the account of the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares.

SELLING STOCKHOLDERS

The selling stockholders identified in this prospectus may offer and sell up to 4,920,000 shares of our common stock, which consists of: (i) up to 2,300,000 shares of common stock to be sold by Kodiak pursuant to the Equity Purchase Agreement; (ii) 780,000 issued and outstanding shares of common stock; (iii) 40,000 shares of common stock to be issued in October 2014 pursuant to a Service Provider Agreement; and (iv) 1,800,000 shares of common stock that may be issued upon the exercise of issued and outstanding warrants. If issued presently, the 2,300,000 shares of common stock registered for resale by Kodiak would represent 8.64% of our issued and outstanding shares of common stock as of August 25, 2014.

We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

Monarch Bay Securities, LLC is a broker-dealer. None of the other selling stockholders are broker-dealers or affiliates of broker-dealers. Monarch Bay Securities, LLC did not receive the shares of our common stock owned by them as compensation for investment banking or similar services. Kodiak Capital Group, LLC and Monarch Bay Securities, LLC will be deemed to be underwriters within the meaning of the Securities Act. Certain other selling stockholders may also be deemed to be underwriters. Any profits realized by such selling stockholders may be deemed to be underwriting commissions.

Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of the common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the selling stockholders acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of August 25, 2014, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 24,332,098 shares of our common stock outstanding as of August 25, 2014.

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Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

	Shares Owned by the Selling Stockholders		Shares of Common Stock		Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	before the Offering(1)		Being Offered		# of Shares(2)	% of Class(2)

Kodiak Capital Group, LLC(3)	85,714		2,300,000	(4)	85,714	*

Chinese Investors.com, Inc.(5)	83,884		120,000	(6)	3,884	*

Monarch Bay Securities, LLC(7)	100,000		100,000		0	N/A

Bert Boeckmann and Jane Boeckmann, as Trustees of the Boeckmann Family Revocable Trust(8)	1,000,000	(9)	1,000,000	(9)	0	N/A

Bradley Mark Boeckmann and Patricia Cristina Boeckmann, Co-Trustees of the BnT Revocable Trust(10)	400,000	(11)	400,000	(11)	0	N/A

Herbert F. Boeckmann, III	1,000,000	(13)	1,000,000	(13)	0	N/A

* Less than 1%

Notes

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

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(2)	Because the selling stockholders may offer and sell all or only some portion of the 4,820,000 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that any of the selling stockholders will hold upon termination of the offering.

(3)	Ryan Hodson exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Kodiak Capital Group, LLC.

(4)	Consists of up to 2,300,000 shares of common stock to be sold by Kodiak pursuant to the Equity Purchase Agreement.

(5)	Brett Roper exercises voting and dispositive power with respect to the shares of our common stock that are owned by Chinese Investors.com, Inc.

(6)	Includes 40,000 shares to be issued in October 2015 pursuant to a March 18, 2014 Service Provider Agreement.

(7)	David Walters and Keith Moore exercise voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Monarch Bay Securities, LLC.

(8)	Bert Boeckmann and Jane Boeckmann exercise voting and dispositive power with respect to the shares of our common stock that are beneficially owned by the Boeckmann Family Revocable Trust.

(9)	Includes 750,000 shares underlying presently exercisable warrants.

(10)	Bradley Mark Boeckmann and Patricia Cristina Boeckmann exercise voting and dispositive power with respect to the shares of our common stock that are beneficially owned by the BnT Revocable Trust.

(11)	Includes 300,000 shares underlying presently exercisable warrants.

(12)	Includes 750,000 shares underlying presently exercisable warrants.

THE OFFERING

On July 23, 2014, we entered into an equity purchase agreement (the “Equity Purchase Agreement”) with Kodiak which was amended on August 20, 2014. In June 2014, Kodiak received a one-time issuance of 85,714 shares of our common stock as a commitment fee for the investment. In addition, we paid Kodiak a $10,000 document preparation fee. Although we are not mandated to sell shares under the Equity Purchase Agreement, the Equity Purchase Agreement gives us the option to sell to Kodiak, up to $3,000,000 worth of our common stock over the period ending December 31, 2015. The $3,000,000 was stated as the total amount of available funding in the Equity Purchase Agreement because this was the maximum amount that Kodiak agreed to offer us in funding. There is no assurance that the market price of our common stock will remain at or close to its current price in the future. The number of common shares that remain issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Equity Purchase Agreement. Therefore, we may not have access to the full commitment under the Equity Purchase Agreement unless the market price of our common stock remains at or near its current price or increases from its current level. Based on our $1.92 stock price as of the close of business on August 19, 2014, the registration statement covers the offer and possible sale of more than $3,000,000 worth of our shares. We have registered additional shares in the event that our share price decreases.

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The purchase price of the common stock will be set at eighty percent (80%) of the lowest daily volume weighted average price (“VWAP”) of the common stock during the pricing period. The pricing period will be the five consecutive trading days immediately after the put notice date. We have the right to include a floor price for the VWAP calculation in the put notice. The floor price may not be more than 70% of the volume weighted average price for our common stock on the trading day immediately preceding the date on which the put notice is delivered. If the lowest daily VWAP for any trading day during the pricing period is below the floor price, the purchase price will be set at 80% of the floor price. In such event, Kodiak may, at its option, determine to purchase none of the Put Shares or less than all of the Put Shares covered by the put notice. In addition, there is an ownership limit for Kodiak of 9.99%.

On the put notice date, we are required to deliver put shares to Kodiak in an amount (the “Estimated Put Shares”) determined by dividing the closing price on the trading day immediately preceding the put notice date multiplied by 80% and Kodiak is required to simultaneously deliver to our representative, to hold in escrow, the investment amount indicated on the put notice. At the end of the pricing period when the purchase price is established and the number of Put Shares for a particular put is definitely determined, Kodiak must return to us any excess Put Shares provided as Estimated Put Shares or alternatively, we must deliver to Kodiak any additional Put Shares required to cover the shortfall between the amount of Estimated Put Shares and the amount of Put Shares. In the event that the VWAP for any trading day during the valuation period is below the floor price and Kodiak determines to purchase none of the Put Shares covered by the put notice or less than all of the Put Shares covered by the put notice then, immediately after the pricing period, we will return to Kodiak the investment amount related to the portion of Put Shares not being purchased by Kodiak and Kodiak shall return to us the number of Estimated Put Shares related to the portion of the investment amount being returned. At the end of the pricing period, we must also return to Kodiak any excess related to the investment amount previously delivered to us.

Kodiak is not permitted to engage in short sales involving our common stock during the commitment period ending December 31, 2015. In accordance with Regulation SHO however, sales of our common stock by Kodiak after delivery of a put notice of such number of shares reasonably expected to be purchased by Kodiak under a put will not be deemed a short sale.

In addition, we must deliver the other required documents, instruments and writings required. Kodiak is not required to purchase the Put Shares unless:

•	Our registration statement with respect to the resale of the shares of common stock delivered in connection with the applicable put shall have been declared effective.

•	We shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the registrable securities.

•	We shall have filed with the SEC in a timely manner all reports, notices and other documents required.

As we draw down on the equity line of credit, shares of our common stock will be sold into the market by Kodiak. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in our stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the equity line of credit. If our stock price declines, we will be required to issue a greater number of shares under the equity line of credit. We have no obligation to utilize the full amount available under the equity line of credit.

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Neither the Equity Purchase Agreement nor any rights of ours or Kodiak’s thereunder may be assigned to any other person.

The offering also covers the resale of shares of our common stock by certain selling stockholders which are subject to piggyback registration rights, as provided below, including (i) 780,000 presently issued and outstanding shares; (ii) 40,000 shares to be issued in October 2014 pursuant to a Service Provider Agreement; and (iii) 1,800,000 shares underlying presently issued and outstanding warrants.

On February 7, 2014, we entered into a one-month Service Provider Agreement with Chinese Investors.com, Inc., an Indiana corporation (“CII”). Thereunder, CII provided us with investor and public relations advice and services during the period February 18, 2014 through March 17, 2014. In connection therewith, we paid CII $6,000 and issued to CII 3,884 shares of our restricted common stock valued at $12,000. On March 5, 2014, we entered into a new Service Provider Agreement with CII, effective March 18, 2014 (the “Subsequent Service Provider Agreement”) with a term of one year. Pursuant to the Subsequent Service Provider Agreement, we paid CII $5,000 in each of March 2014 and June 2014 and are obligated to make an additional $5,000 payment to CII on or about October 15, 2014. We were also required to issue an aggregate of 120,000 restricted shares of our common stock to CII, 40,000 of which were issued in each of March 2014 and June 2014. An additional 40,000 shares are issuable on or about October 15, 2014. The resale of shares issued in March 2014 and June 2014 and the shares to be issued in October 2014 is being registered in this Registration Statement. The shares issued and issuable under the Subsequent Service Provider Agreement contain piggyback registration rights. We can cancel the Subsequent Service Provider Agreement by providing CII with 15 days prior written notice but would remain responsible for the payment of the remaining cash and stock fees due thereunder unless such termination is due to an illegal and willful act by CII.

On April 23, 2014, we entered into a one-year financial consulting agreement (the “Consulting Agreement”) with Monarch Bay Securities, LLC (the “Consultant”) pursuant to which the Consultant provides us with advice with regard to various finance matters including, but not limited to, (i) capitalization matters; (ii) changes in our corporate structure; and (iii) alternative uses of our assets. The Consulting Agreement is renewable for successive one-year periods unless terminated by either party at least 30 days prior to the end of the term. We issued 100,000 shares of our restricted common stock to the Consultant with respect to the initial one year term. The shares issued under the Consulting Agreement contained piggyback registration rights. The resale of such shares is being registered in this Registration Statement.

On June 18, 2014, we sold an aggregate of 600,000 units to Bert Boeckmann and Jane Boeckmann, as Trustees of the Boeckmann Family Revocable Trust (250,000 units), Bradley Mark Boeckmann and Patricia Cristina Boeckmann, Co-Trustees of the BnT Revocable Trust (100,000 units) and Herbert F. Boeckmann, III (250,000 units) (collectively, the “Purchasers”) at a price of $1.00 per unit or an aggregate of $600,000. Each unit consists of one share of our common stock, par value $0.001 per share, and three common stock purchase warrants. Accordingly, in connection with the sale of 600,000 units, we issued an aggregate of 1,800,000 warrants. Each warrant is exercisable for the purchase of one share of our common stock for a period of eight years from issuance at an exercise price of $1.00 per share. Subject to customary exceptions, the warrants contain weighted average anti-dilution protection which provides for a downward adjustment in the warrant exercise price if, during the term of the warrants, we issue common stock or securities exchangeable or convertible into shares of our common stock at a price below the then exercise price of the warrants. Piggyback registration rights apply to the shares comprising part of the units and the shares issuable upon exercise of the warrants comprising part of the units. The resale of the shares comprising part of the units and the shares underlying the warrants comprising part of the units is being registered in this Registration Statement.

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PLAN OF DISTRIBUTION

Each of the selling stockholders named above and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Kodiak is an underwriter within the meaning of the Securities Act of 1933 and other selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The selling stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock of our company. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

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We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We estimate that the expenses of the offering to be borne by us will be approximately $76,201.We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholders. We may, however, receive proceeds from the sale of our common stock under the Equity Purchase Agreement with Kodiak or the exercise of Warrants by certain of the other selling stockholders. Neither the Equity Purchase Agreement with Kodiak nor any rights of the parties under the Equity Purchase Agreement with Kodiak may be assigned or delegated to any other person.

We have entered into an agreement with Kodiak to keep this prospectus effective until the earlier to occur of the date on which (i) Kodiak has sold all of the common shares purchased by it under the Equity Purchase Agreement and has no right to acquire any additional shares of common stock under the Equity Purchase Agreement; or (ii) Kodiak has no right to acquire any additional shares of common stock under the Equity Purchase Agreement and may sell the remaining shares purchased by it under the Equity Purchase Agreement without volume limitations under Rule 144.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders.

DESCRIPTION OF SECURITIES

Common Shares

We are authorized to issue 300,000,000,000 common shares with a par value of $0.001 per share. As of August 25, 2014 there were 24,332,098 common shares outstanding.

Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. Except as otherwise required by law the holders of our common stock possess all voting power. According to our bylaws, in general, each director is to be elected by a majority of the votes cast with respect to the directors at any meeting of our stockholders for the election of directors at which a quorum is present. According to our bylaws, in general, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter, except for the removal of directors (which requires a 2/3 vote) with or without cause is to be the act of our stockholders. Our bylaws provide that any two stockholders represented in person or by proxy, constitute a quorum at the meeting of our stockholders. Our bylaws also provide that any action which may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

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Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors. Because the holders of our common stock do not have cumulative voting rights and directors are generally to be elected by a majority of the votes casts with respect to the directors at any meeting of our stockholders for the election of directors, holders of more than fifty percent, and in some cases less than 50%, of the issued and outstanding shares of our common stock can elect all of our directors.

Dividend Rights

The holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. We do not anticipate that dividends will be paid in the foreseeable future.

Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share ratably in any assets available for distribution to holders of our common stock after satisfaction of all liabilities.

Our common stock is not convertible or redeemable and has no conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Our common stock, after the fixed consideration thereof has been paid or performed, is not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our company.

No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of our stock, whether presently or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by our Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

Our bylaws provide that our board of directors may amend our bylaws by a majority vote of our board of directors. Our stockholders may similarly amend our by-laws by majority vote from time to time specify particular provisions of these bylaws, which must not be amended by our board of directors. Our current bylaws were adopted by our board of directors. Therefore, our board of directors can amend our bylaws to make changes to the provisions relating to the quorum requirement and votes requirements to the extent permitted by the Nevada Revised Statutes.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

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Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest of certain Nevada corporations. These provisions provide generally that any person or entity that acquires in excess of a specified percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares of which such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

1.	20% or more but less than 33 1/3%;

2.	33 1/3% or more but less than or equal to 50%; or

3.	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

1.	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

2.	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 200 stockholders or 100 stockholders of record who have addresses in Nevada appearing on the stock ledger of our company nor do we conduct any business in Nevada, either directly or through an affiliated corporation. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing the combination of any Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of August 12, 2014, we had approximately 32 stockholders of record. Therefore, we believe that these provisions do not apply to us and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may also have the effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

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1.	the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

2.	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

3.	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

1.	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

2.	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

3.	representing 10% or more of the earning power or net income of the corporation.

Grant of Pre-Emptive and Participation Rights

On June 18, 2014, we sold an aggregate of 600,000 units to three persons (the “Purchasers”) at a price of $1.00 per unit or an aggregate of $600,000. Each unit consists of one share of our common stock, par value $0.001 per share, and three common stock purchase warrants. Piggyback registration rights apply to the shares comprising part of the units and the shares issuable upon exercise of the warrants comprising part of the units. The Purchasers were also given participation and pre-emptive rights for a period of eight years from the date of the sale of the units. The participation rights give the Purchasers the right to participate on a pro rata basis, to the same extent as other stockholders, in any sale of common stock consisting of more than 20% of our then issued and outstanding common stock. Subject to customary exceptions, the pre-emptive rights give the Purchasers the rights to purchase a pro rata portion of securities we determine to sell in the future on the same terms and conditions that we offer such securities to third parties.

Preferred Shares

We are authorized to issue up to 10,000,000 preferred shares with a par value of $0.001 per share. As of August 25, 2014 there were no preferred shares outstanding. Preferred Shares may be issued at any time or from time to time, in any one or more series, and any such series shall be comprised of such number of shares and may have such voting powers, whole or limited, or no voting powers, and such designations, preferences and relative, participating, options or other special rights and qualifications, limitations or restrictions thereof, including liquidation preferences, as shall be stated and expressed in the resolution or resolutions of our board of directors.

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Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598.

Warrants

As of August 25, 2014, we had a total of 3,550,000 issued and outstanding warrants, which consisted of the following:

On December 3, 2012, we issued ten-year warrants to four Advisory Board Members to purchase an aggregate of 750,000 shares of our common stock at an exercise price of $0.01 per share.

On March 10, 2014, we issued ten-year warrants to three Advisory Board Members to purchase an aggregate of 750,000 shares of our common stock at an exercise price of $1.00 per share.

On April 30, 2014, we issued ten-year warrants to an Advisory Board Member to purchase 250,000 shares of our common stock at an exercise price of $1.00 per share.

On June 18, 2014, we issued eight-year warrants to three persons to purchase an aggregate of 1,800,000 shares of our common stock at an exercise price of $1.00 per share.

Options

As of August 25, 2014, we had a total of 2,827,500 non-statutory options outstanding, all of which were issued under our 2012 Equity Incentive Plan. See “Market for Common Equity and Related Stockholder Matters – Equity Compensation Plan Information.”

Change in Control

There are no provisions in our certificate of incorporation or bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or subsidiary, such as merger, reorganization, tender offer, sale or transfer of substantially all of our assets, or liquidation.

INTEREST OF NAMED EXPERTS AND COUNSEL

The consolidated financial statements as of December 31, 2013 and 2012 and for the years then ended included in this Prospectus have been so included in reliance on the report of GBH CPAs, PC, an independent registered public accounting firm, which contains an explanatory paragraph relating to our company's ability to continue as a going concern as described in Note 1 to the financial statements, given on the authority of said firm as experts in auditing and accounting.

Crone Kline Rinde LLP has provided an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

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DESCRIPTION OF BUSINESS

Corporate History

We were incorporated in the State of Nevada under the name Charlie GPS Inc. on November 29, 2010 to engage in the business of distribution of GPS tracking units with user ability to track their assets over internet based systems. We developed our business plan and commenced operations in this area but did not achieve any operating revenues. In November 2012, we engaged in discussions involving a possible purchase of social media related assets.

On November 20, 2012, we filed Amended and Restated Articles of Incorporation with the Nevada Secretary of State to, among other things, (i) change our name to Live Event Media, Inc.; (ii) increase our authorized capitalization from 75,000,000 shares, consisting of 75,000,000 shares of common stock, $0.001 par value per share, to 310,000,000 shares, consisting of 300,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of blank check preferred stock, $0.001 par value per share; and (iii) limit the liability of our officers and directors to us, our stockholders and our creditors to the fullest extent permitted by Nevada law. Our Board of Directors, by written consent dated November 19, 2012, approved, and stockholders holding 8,000,000 shares (approximately 76.92%) of our outstanding common stock on November 19, 2012, consented in writing to, this charter amendment.

On February 20, 2013, we filed Amended and Restated Articles of Incorporation with the Nevada Secretary of State to change our name to Eventure Interactive, Inc., Our Board of Directors, by written consent dated February 19, 2013, approved and stockholders holding 13,431,250 shares (approximately 75.1%) of our outstanding common stock on February 19, 2013, consented in writing to this charter amendment.

On November 21, 2012, we entered into and closed an Asset Purchase Agreement with Local Event Media, Inc., our wholly owned Nevada subsidiary, and Gannon Giguiere and Alan Johnson under which Messrs. Giguiere and Johnson sold to us assets (the “Social Communications Assets”) intended to enable us to engage in the social communications business. The Assets consist of a software platform with millions of lines of code authored in various languages including, but not limited to HTML, Java, Python and SQL. The software platform operates at multiple levels from a back-end, middle-ware and front-end, all which have been compiled into a fully functional web based application. The software has been and will continue to be written locally by various software developers, committed to a storage vault and then compiled into a functional application, which is then served on rented servers or what is currently referred to as a cloud server farm.

Effective July 29, 2014, we dissolved Local Event Media, Inc. Prior to dissolution, Local Event Media, Inc. transferred all of its assets and liabilities to us.

Our Current Business

Since November 12, 2012, we have been engaged in the social communications business, with a specific focus on socializing the invitation, calendar, photo / video sharing and local event memory experience. Leveraging a robust technology created to test and evaluate gaps in the social networking landscape, we are currently extending our technical depth and product features, while pursuing a proven, integrated promotional strategy targeting the largest social networks (e.g. Facebook, LinkedIn and Google) as “beach-head” traffic sources. Our unique feature set is focused on simplicity by combining six commonly used applications into one device agnostic application which has been developed using the latest in mobile-to-web technologies.

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Every month millions of events are held and billions of photos and videos are taken. Very few of these memories are being effectively organized in a meaningful way. Our goal is to solve this problem and address this massive market opportunity with an easy to use, highly social service solution that can be monetized quickly.

Our platform was developed as a device-to-device collaboration utility. Its primary function is to collect, rank/organize and collage "event" data. The platform is delivered in two formats: (i) a consumer social utility; and (ii) a software-as-a-Service (“SaaS”).

Our platform was initially launched under the beta domain www.yettoknow.com to: (i) evaluate gaps in the consumer social networking landscape; and (ii) stress-test the data collaboration, ranking and presentation technology for SaaS opportunities. Registered users peaked at 1 million in the United States, India, China and U.K., 21 million business listings were aggregated, 30+ million informational pieces were sourced, 5+ million active discussions took place among members and 900+ creative templates were put into circulation. When coupled with the benchmarking scores achieved by us, we believe that our platform is one of the most efficient online peer-to-peer data accumulation applications in the market.

Our simple, yet elegant, web-to-mobile application enables individuals to easily create, capture, and organize life's memories. From the most basic lunch between friends, to the most elaborate star-studded gala, Eventure allows everyone to chip in during the planning of an event, easily check-in when you arrive at the event, capture and stream pictures and video during the event, and then scrapboard the collage of activity after it is all done.

Our principal products are:

•	Mobile application for Android-based smartphones and mobile devices;

•	Mobile application for iOS-based smartphones and mobile devices; and

•	Website – www.eventure.com, which, together with the above, collectively form the Eventure Service.

The Eventure Service simplifies how people actually organize a gathering and share information amongst themselves, by simply “listening” and “presenting” our features that are most applicable to their planning, attending and sharing needs. Our platform streamlines the need for multiple applications to find, plan, invite, navigate, capture, organize and share events into a single, simple application.

Our core platform includes:

•	Invitation and cards libraries – Thousands of creative pieces allowing for the creation of invitations to/from events, and transmission of those invitations via email, SMS, or direct mail, and the browsing of future events that friends are attending (and opt-in) to get invited to join via private groupings;

•	Native calendar – Marks the event date, time, and location. Provides enhanced RSVP management, offers organizational list generation, and gives intuitive reminders to attendees;

•	Local events database – Comprised of over 7 Million event and activities listings; over 21 Million venue listings; over 10 Million interests; and over 30 million information pieces;

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•	“Eventure Everywhere” functionality – Mobile responsiveness, securely across any mobile platform that enables a passive auto-check-in capability built on a technique called “geo-fencing”, which allows participants of events to form a private peer-to-peer network for the purpose of capturing pictures, videos, and messaging (which is the core of our recently awarded Patent – US Patent No. 8,769,610) – all of which is streamed to a scrapboard and tied to each specific event for long-term memory sharing, retrieval, and storage

Feature highlights of the platform include:

•	Instant, smart communications platform that allow users to tap into our rich features through text messaging;

•	A robust social calendar and rich creative library to create fun and stylized invites for events;

•	Secure and private “group forming” whereby a user has ultimate control of what photos, videos and messages may be shared with whom and when; and

•	Targeted recommendations of local ideas to users based on behaviors, habits, and interests.

On August 12, 2014, we acquired the business of operation, including the assets, of Gift Ya Now, an electronic gift card platform created by Vinay Jatwani, who joined us in a consulting capacity in conjunction therewith. Gift Ya Now has more than 450 retailers and restaurants on its platform which enables consumers to quickly and easily find, purchase and send electronic gift cards from leading brands. The assets of Gift Ya Now are comprised of software code base, original design / creative elements, domain name and strategic relationships. We intend to integrate Gift Ya Now into the Eventure Service as well as maintaining Gift Ya Now as a standalone brand. Mr. Jatwani will be working with us with respect to such integration and the launch of Gift Ya Now as part of our product offerings.

In the course of the evolution of our products and services, we anticipate receiving revenues from the following sources:

•	Digital Invitation Sales
•	Event Ticket Sales
•	Gift Card Sales
•	Sponsored Content
•	Targeted Listings
•	Promotional Offers
•	Media Cloud Storage
•	Ad Suppression Subscriptions
•	Data licensing

We expect to achieve operating revenue in or about the second quarter of 2015. Digital Invitation Sales, Event Ticket Sales and Gift Card Sales are expected to represent approximately 75% of revenue during the first 24 months of following our achievement of revenues. Subsequently, we expect that the advertising components of the Eventure Service will begin taking shape and start representing a significant percentage of our overall revenue base.

Domain Name Acquisition

On December 28, 2012, we entered into a Domain Name Purchase and Assignment Agreement pursuant to which we acquired the internet domain name “eventure.com” for $60,000 and 25,000 shares of our common stock. We subsequently launched our social calendar application on this website.

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Market

Our target market is the ever-growing social media consumer user market, which according to a 2013 study by ComputerWorld, is estimated to be 1.6 Billion users (representing 27.3% of the world’s population), and projected to grow to 2.33 Billion users by 2017 (representing 31.3% of the world’s population).

We are pursuing a proven distribution model that allowed us to grow to over 1 million users during our alpha test-phase by leveraging our CEO/Co-Founder’s 20+ years of experience in online traffic generation with the large search engines that include Google, Bing, Yahoo, as well as leading social networks such as Facebook, Linkedin and Twitter, all which are intended to drive mainstream adoption and long-term sustainable growth. Additionally, we intend to pursue initial user adoption by tapping into our Chief Corporate Development Officer / Co-Founder’s network of global celebrities and socialites to create awareness, generate buzz, and drive viral expansion.

We have recently created an internal “Labs Team” comprised of senior technical advisors and senior employees to further foster and commercialize technologies to further support our focus in streamlining in-event communications and make local events smarter.

The social applications market continues to grow with successful companies establishing focused services. For example, Facebook brought a person's "friends" in view, Pinterest socialized a browser's bookmarking feature and Waze socialized the GPS. Vintage social networking consists of Facebook, Twitter, WordPress, Imgur, Instagram, Foursquare, LinkedIn, Pinterest, YouTube, Reddit, Skype and Tumblr. Our goal is to improve upon many of these applications fundamental functions, and take the market’s mainstream utilization methods of person-to-person content sharing and turn them into a people-to-event content methodology. We provide for our features to be presented to our users in a smart and effective manner and attempt to bring ordinary event creation to life by tying in text messaging.

Competition

The market for social media applications is large and growing. According to various media venues it is speculated that nearly one in four people around the world are using social technologies. The largest social media networks in the world, measured by active users, as of June 30, 2014 were Facebook (1.3bn), Chinese social network QZone (644mn), Google+ (343mn), LinkedIn (300mn), and Twitter (255mn). This market is extremely competitive and characterized by well-funded existing players, high capital inflows, and rapidly changing technologies. In addition to competitive and technological challenges, participants in the social media industry must remain flexible enough to accommodate changes in consumer preferences and tastes.

We have identified our core competitors as being WhatsApp, SnapChat, Instagram, Ansa and Yeti. These companies have significantly greater operating histories and financial and human resources than we do. The combination of the challenges of changing consumer preferences and technological advancements, and heavy investment flow to the industry have caused high levels of acquisition activity in the space. We note that in many cases, the valuation metrics appear to be based on user growth and engagement, of which we are focused on while we bring our product offerings into the market. To become and remain competitive, we will need to consistently grow our user base, innovate with new technological breakthroughs and improve our capital base for investment in various aspects of our business.

Research and Development Expenditures

During the fiscal years ended December 31, 2013 and 2012, we spent approximately $204,683 and $108,290 on research and development expenses. During the period January 1, 2014 through June 30, 2014 we spent approximately $369,515 on research and development expenses. Our research and development expenses principally related to product development.

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Employees

As of June 30, 2014 we had 13 employees, all of whom work on a full-time basis, including 4 operational / marketing employees (which includes our executive officers) and 9 technical service employees. We were also utilizing the services of 40 outside contractors including 33 design contractors. We consider our relationship with our employees to be good.

Intellectual Property

On July 1, 2014 the US Patent and Trademark Office granted a patent (Patent No. 8769610) to Gannon Giguiere, Alan Johnson and Timothy Lyons (collectively, the “Assignors”) in furtherance of a patent application filed by the Assignors on October 31, 2013 for an invention (the “Invention”) titled “Distance Modified Security and Content Sharing” By assignment dated October 31, 2013, the Assignors assigned their respective rights under the patent to us. The patent is focused on protecting systems and methods for sharing resources in ad-hoc, peer-to-peer networks. Among other things, such systems and methods allow users attending a concert, ball game or other event to share content with each other based on their geographic or social proximity, while maintaining various levels of control over the content that is being shared. From a broader perspective, the technology facilitates planning, inviting, attending, capturing and/or scrapboarding of photos and other information. A child application is on file with respect to the Invention. We intend to broaden the scope of coverage further, focusing on additional features, including specifics of security and inheritance.

Government Regulations

Our business as presently conducted is not subject to any unique or industry related governmental regulations.

DESCRIPTION OF PROPERTY

Principal Offices

Our principal office is located 3420 Bristol Street, Costa Mesa, CA. We utilize approximately 2,000 square feet of office space at such address and pay monthly rent of approximately $8,500. Our lease expires on December 31, 2014.

We do not own any real estate.

LEGAL PROCEEDINGS

We know of no material pending legal proceedings to which our company or our subsidiaries is a party or of which any of our properties, or the properties of our subsidiaries, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or our subsidiaries or has a material interest adverse to our company or our subsidiaries.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

“Bid” and ”ask” prices for our common stock have been quoted on the Over-The-Counter Bulletin Board (the “OTCBB”) and on OTC Markets since October 17, 2012. From October 17, 2012 through December 3, 2012, our common stock was quoted on the OTCBB under the symbol “CGPS.OB” and on OTC Markets under the symbol “CGPS.QB.” From December 4, 2012 through March 13, 2013, our common stock was quoted on the OTCBB under the symbol “LEVT.OB” and on OTC Markets under the symbol “LEVT.QB.” Since March 14, 2013, our common stock has been quoted on the OTCBB under the symbol “EVTI.OB” and on OTC Markets under the symbol “EVTI.QB.” Prior to October 17, 2012, our common stock was not quoted.

The following table sets forth, for the quarters indicated, the high and low closing bid prices per share of our common stock on the OTCBB, reported by the National Association of Securities Dealers Composite Feed or other qualified interdealer quotation medium. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Quarter Ended	High	Low

September 30, 2014(1)	$2.07	$1.76
June 30, 2014	$3.05	$2.00
March 31, 2014	$3.25	$2.55
December 31, 2013	$3.51	$2.75
September 30, 2013	$3.52	$2.90
June 30, 2013	$3.00	$2.15
March 31, 2013	$2.70	$1.73
December 31, 2012	$1.71	$0.82

(1)	Through August 12, 2014

As of August 18, 2014, we had 32 shareholders of record for our common stock.

Dividends

We have never declared any cash dividends with respect to our common stock. Future payment of dividends is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition and other relevant factors. Although there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

Equity Compensation Plan Information

On November 19, 2012, our Board of Directors and stockholders owning a majority of our outstanding shares (the “Majority Stockholders”) adopted our 2012 Equity Incentive Plan, as amended. On July 1, 2013 our Board of Directors and Majority Stockholders amended our 2012 Equity Incentive Plan to increase the number of shares issuable thereunder. A total of 7,500,000 shares of our common stock are issuable under the 2012 Equity Incentive Plan, If an incentive award granted under the 2012 Equity Incentive Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2012 Equity Incentive Plan.

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Shares issued under the 2012 Equity Incentive Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity are not expected to reduce the maximum number of shares available under the 2012 Equity Incentive Plan. In addition, the number of shares of common stock subject to the 2012 Equity Incentive Plan and the number of shares and terms of any incentive award are expected to be adjusted in the event of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

The following table provides information as of December 31, 2013, with respect to the shares of common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	2,183,650	$0.36	5,316,350
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	2,183,650		5,316,350

2012 Option Issuances

On November 27, 2012, we issued to employees non-statutory options under the 2012 Equity Incentive Plan to purchase up to an aggregate of 200,000 shares of our common stock or a period of ten years at an exercise price of $0.50 per share.

2013 Option Issuances

On January 2, 2013, we issued to employees/consultants non-statutory stock options under our 2012 Equity Incentive Plan to purchase up to an aggregate of 900,000 shares of our common stock for a period of ten years at an exercise price of $0.50 per share. In March 2014, 300,000 of those options were cancelled.

On February 1, 2013, we issued to employees/consultants non-statutory stock options under our 2012 Equity Incentive Plan to purchase up to an aggregate of 350,000 shares of our common stock for a period of ten years at an exercise price of $0.50 per share.

In April 2013, we issued to our chief financial officer non-statutory stock options under our 2012 Equity Incentive Plan to purchase up to 50,000 shares of our common stock for a period of ten years at the exercise price of $1.00 per share.

On April 1, 2013, we issued non-statutory stock options under our 2012 Equity Incentive Plan to a consultant to purchase up to 50,000 shares of our common stock. These options are exercisable for a period of ten years at an exercise price of $1.00 per share. During 2013 all 50,000 of these options were cancelled.

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During May 2013, we issued non-statutory options under our 2012 Equity Incentive Plan to a consultant to purchase up to 5,000 shares of our common stock. The options are exercisable for a period of ten years at an exercise price of $1.00 per share.

On July 1, 2013, we issued non-statutory stock options under our 2012 Equity Incentive Plan to an employee to purchase up to 25,000 shares of our common stock. These options are exercisable for a period of ten years at an exercise price of $1.00 per share.

During September 2013, we issued non-statutory stock options under our 2012 Equity Incentive Plan to an employee to purchase up to 25,000 shares of our common stock. These options are exercisable for a period of ten years at an exercise price of $1.00 per share.

2014 Option Issuances

On January 1, 2014, we issued ten-year non-qualified stock options to five consultants / advisors to purchase up to an aggregate of 177,500 shares at an exercise price of $1.00 per share under our 2012 Equity Incentive Plan. The options vest ratably on a monthly basis over a period of three years.

On February 1, 2014, we issued ten-year non-qualified stock options to a consultant/advisor to purchase up to an aggregate of 25,000 shares at an exercise price of $1.00 per share under our 2012 Equity Incentive Plan. The options vest ratably on a monthly basis over a period of three years.

On March 1, 2014, we issued an aggregate of 850,000 ten-year non-qualified stock options with an exercise price of $1.00 per share under our 2012 Equity Incentive Plan which vest ratably on a monthly basis over a period of three years to our three executive officers, Gannon Giguiere (300,000 options), Alan Johnson (300,000 options) and Michael Rountree (250,000 options).

On May 12, 2014, we issued ten year non-statutory stock options under our 2012 Equity Incentive Plan to three employees to purchase up to an aggregate of 55,000 shares of our common stock at an exercise price of $1.00 per share. The options vest ratably over a period of four years.

On May 19, 2014, we issued ten year non-statutory stock options under our 2012 Equity Incentive Plan to an employee to purchase up to 30,000 shares of our common stock at an exercise price of $1.00 per share. The options vest ratably on a monthly basis over a period of four years.

On June 2, 2014, we issued ten year non-statutory stock options under our 2012 Equity Incentive Plan to two employees to purchase up to 60,000 shares of our common stock at an exercise price of $1.00 per share. The options vest ratably over a period of four years.

On June 30, 2014, we issued ten year non-statutory stock options under our 2012 Equity Incentive Plan to a consultant to purchase up to 100,000 shares of our common stock at an exercise price of $1.00 per share. The options vest ratably over a period of four years.

On July 21, 2014, we issued 50,000 non-statutory stock options under our 2012 Equity Incentive Plan with a ten-year term to an employee to purchase up to 50,000 shares of our common stock and have an exercise price of $1.00 per share. The options vest ratably over a period of four years.

On August 1, 2014 we issued non-statutory stock options under our 2012 Equity Incentive Plan with a ten year term to an employee to purchase up to 200,000 shares of our common stock and have an exercise price of $1.00 per share. The options vest ratably over a four year period.

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On August 12, 2014, we issued non-statutory stock options under our 2012 Equity Incentive Plan with a ten-year term to a consultant to purchase up to 175,000 shares of our common stock at an exercise price of $1.00 per share. The options vested upon issuance.

Since the inception of our 2012 Equity Incentive Plan, 167,183 options granted have been forfeited, 300,000 have been cancelled and 32,818 have expired.

Transfer Agent

The shares of our common stock are issued in registered form. The transfer agent and registrar for our common stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that reflect our current views with respect to future events and financial performance within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements preceded by, followed by or that otherwise include the words “believe”, “expects”, “anticipates”, “intends”, “estimates”, “projects”, “target”, “goal”, “plans”, “objective”, “should”, or similar expressions or variations on such expressions are forward-looking statements. We can give no assurances that the assumptions upon which the forward-looking statements are based will prove to be correct. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements, including, but not limited to, the availability and pricing of additional capital to finance operations.

The following discussion should be read in conjunction with our audited and unaudited financial statements and the accompanying notes included elsewhere in this prospectus.

Overview

Since November 21, 2012, we have engaged in the social media/utility business. We are a social application development company that is capturing everyday events and turning them into meaningful memories to be scrapbooked, organized, and referenced forever (automatically). Every day, millions of people are forced to use multiple applications to plan, invite, navigate, capture, organize and share their social and business events. Without organization and a simple retrieval system, sharing and recalling memories are often difficult, and many times non-existent. In addition, currently used techniques of memory sharing are person-to-person as opposed to people-to-event, so many captured memories never end up being socially shared on an optimum basis. Most of the currently available apps are disjointed which results in a scattered experience for the user. It is not uncommon for a person to have several thousand photos on his camera roll and also replicated on his hard drive; have to toggle between multiple calendars and invite applications; and have to spend endless hours organizing and attaching photos and videos; just so he can share the memories captured from an event. Thus, there is not a simple one-stop solution that detects relevancy of a group conversation ,syncs with device applications and allows for access / review of activities.

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Our technically unique, yet simple-to-use, patented mobile-to-web technology platform provides users with a single application that addresses these inefficiencies in the social marketplace by enabling captured memories to be centrally stored and effortlessly shared among event attendees in a secure, real-time, mobile ad-hoc network. “Eventure Everywhere” is keystone to our business offerings and strategy to maximize the experience of each event with rich features to successfully schedule, capture, scrapbook (store); and share one’s life and events in a meaningful way. Eventure Everywhere includes: “Anonymous Messaging,” “Event Genius,” “Wish I was There,” “I’ll Be There,” “Intelligent Parsing” and device learning. Combined, they are core viral adoption drivers of Eventure’s solution into various target markets.

During 2014, we will continue to develop and commercialize our social media business. This will require us to raise additional funds to support our future growth plans.

The Company is a speculative investment, and investors may lose some or all of their investment in the Company.

We have incurred losses since our inception on November 29, 2010 to June 30, 2014 and have not generated any revenues. The future of our Company is dependent upon our ability to (i) obtain additional financing; (ii) successfully develop and market our products and services; and (iii) achieve revenues and profitability.

Our consolidated financial statements for the year ended December 31, 2013 were prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Our independent registered public accounting firm has issued a report for the year ended December 31, 2013 that included an explanatory paragraph referring to our recurring net losses and accumulated deficit and expressing substantial doubt in our ability to continue as a going concern.

Results of Operations

Revenues

We generated no revenues during the period from November 29, 2010 (date of inception) through June 30, 2014.

Loss from Operations

We incurred net losses of $6,108,130 and $22,156,250, and $549,232and $2,106,988, respectively, for the three and six months ended June 30, 2014 and June 30, 2013. The increase in comparable losses was due to higher stock compensation expense and due to the unrealized loss on derivative liabilities recorded during the six months ended June 30, 2014.

We incurred a loss from operations of $3,046,187 for the year ended December 31, 2013. For the year ended December 31, 2012, we incurred a loss from operations of $1,283,594. The increase in loss was primarily due to higher stock compensation (an increase of approximately $990,000) and higher salaries expense (an increase of approximately $500,000).

Liquidity and Capital Resources

We will need additional capital to implement our strategies. There is no assurance that we will be able to raise the amount of capital that we seek for acquisitions or for future growth plans. Even if financing is available, it may not be on terms that are acceptable to us. In addition, we do not have any determined sources for any future funding. If we are unable to raise the necessary capital at the times we require such funding, we may have to materially change our business plan, including delaying implementation of aspects of our business plan or curtailing or abandoning our business plan. We represent a speculative investment and investors may lose all of their investment.

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Since inception, we have been financed primarily by way of sales of our common stock and by loans from officers and directors.

At June 30, 2014, cash was $186,509 and other current assets were $15,196. At the same time, we had current liabilities of $475,515, which consisted of accounts payable and accrued expenses. We attribute our net loss from operations to having no revenues to sustain our operating costs as we are a start-up company. At December 31, 2013, cash was $67,762 and we had no other current assets other than $5,000 in deposits. At the same time, we had current liabilities of $257,588, which consisted of accounts payable and accrued expenses.

Net Cash Used in Operating Activities

Net cash used in operating activities was $750,553 for the six months ended June 30, 2014, as compared to net cash used of $415,587 for the six months ended June 30, 2013. The increase in net cash used in operations was primarily due to a larger net loss incurred by the Company.

Net cash used in operating activities was $872,198 for the year ended December 31, 2013, as compared to $53,889 for the year ended December 31, 2012. The increase in cash used in operations was primarily due to a higher net loss.

Net Cash Used by Investing Activities

During the six months ended June 30, 2014 and 2013, we used $405,700 and $78,650, respectively, of cash in investing activities. The cash used in investing activities in the six months ended June 30, 2014 was for software development costs and the purchase of computers. The cash used in investing activities in the six months ended June 30, 2013 was for software development costs of $76,750 and $1,900 for the purchase of a computer.

During the year ended December 31, 2013, we used cash in investing activities of $242,683, as compared to $70,000 for the year ended December 31, 2012. Cash used in investing activities during the year ended December 31, 2013 was used for software development costs ($204,683) and for the acquisition of fixed assets ($38,000). Cash used in investing activities during the year ended December 31, 2012 was used for our software ($10,000) and domain name ($60,000).

Net Cash Provided by Financing Activities

During the six months ended June 30, 2014 and 2013, we received $1,275,000 and $450,000, respectively, in proceeds from the sale of common stock and/or warrants of the Company.

During the year ended December 31, 2013, we received $825,000 in net cash from financing activities as compared to $477,000 for the year ended December 31, 2012.

General

We will only commit to capital expenditures for any future projects requiring us to raise additional capital as and when adequate capital or new lines of finance are made available to us. There is no assurance that we will be able to obtain any financing or enter into any form of credit arrangement. Although we may be offered such financing, the terms may not be acceptable to us. If we are not able to secure financing or it is offered on unacceptable terms, then our business plan may have to be modified or curtailed or certain aspects terminated. There is no assurance that even with financing we will be able to achieve our goals.

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Going Concern

Our financial statements have been prepared on a going concern basis which assumes that we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future. We have incurred losses since inception resulting in an accumulated deficit of $26,509,625 as of June 30, 2014 and further losses are anticipated in the development of our business raising substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock. These financials do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty.

Critical Accounting Policies and Estimates

Significant Accounting Policies

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Stock-based Compensation

We measure stock-based compensation cost at the grant date based on the fair value of the award and recognize it as expense, over the vesting or service period, as applicable, of the stock award using the straight-line method.

Off-Balance Sheet Arrangements

None.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

OF

EVENTURE INTERACTIVE, INC.

42

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Eventure Interactive, Inc.

Costa Mesa, California

We have audited the accompanying consolidated balance sheets of Eventure Interactive, Inc., as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Eventure Interactive, Inc. as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company does not have revenues from operations and has financial commitments in excess of current capital resources, together which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAS, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

April 14, 2014

F-1

EVENTURE INTERACTIVE, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2013	December 31, 2012
ASSETS
Current Assets
Cash	$67,762	$357,643
Deposit	5,000	-
Total current assets	72,762	357,643
Software development costs	312,973	108,290
Fixed assets, net	33,049	-
Intangible asset - domain name	103,750	103,750
Total assets	$522,534	$569,683

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$121,518	$10,970
Accrued expenses	136,070	82,490
Total current liabilities	257,588	93,460

Commitments and contingencies
Common stock subject to redemption, 25,000 shares	-	43,750
Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 300,000,000 shares authorized; 18,807,500 and 17,932,500 shares issued and outstanding, respectively	18,807	17,932
Additional paid-in-capital	4,599,514	1,721,729
Accumulated deficit	(4,353,375)	(1,307,188)
Total stockholders’ equity	264,946	432,473
Total liabilities and stockholders’ equity	$522,534	$569,683

The accompanying notes are an integral part of these consolidated financial statements.

F-2

EVENTURE INTERACTIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2013	Year Ended December 31, 2012

Revenues	$-	$-

General and administrative expenses	3,046,187	1,283,594

Net loss	$(3,046,187)	$(1,283,594)

Basic and diluted net loss per common share	$(0.16)	$(0.11)

Weighted average number of common shares outstanding – basic and diluted	18,922,418	11,263,651

The accompanying notes are an integral part of these consolidated financial statements.

F-3

EVENTURE INTERACTIVE, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2013 and 2012

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Par Value	Capital	Deficit	Total

Balance as of December 31, 2011	10,400,000	$10,400	$23,250	$(23,594)	$10,056

Contributed capital from forgiveness of debt – related party	-	-	5,991	-	5,991

Common shares cancelled	(8,000,000)	(8,000)	8,000	-	-

Common shares issued for software	14,582,500	14,582	83,708	-	98,290

Common shares issued for cash	950,000	950	474,050	-	475,000

Increase in additional paid-in-capital from distribution of net liabilities to former shareholder	-	-	105,218	-	105,218

Stock-based compensation expense	-	-	1,021,512	-	1,021,512

Net loss	-	-	-	(1,283,594)	(1,283,594)

Balance as of December 31, 2012	17,932,500	17,932	1,721,729	(1,307,188)	432,473

Common shares issued for cash	825,000	825	824,175	-	825,000

Common shares issued, previously subject to redemption	25,000	25	43,725	-	43,750

Stock-based compensation expense	25,000	25	2,009,885	-	2,009,910

Net loss	-	-	-	(3,046,187)	(3,046,187)
Balance as of December 31, 2013	18,807,500	$18,807	$4,599,514	$(4,353,375)	$264,946

The accompanying notes are an integral part of these consolidated financial statements.

F-4

EVENTURE INTERACTIVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2013	2012
Cash flows from operating activities
Net loss	$(3,046,187)	$(1,283,594)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	2,009,910	1,021,512
Depreciation expense	4,951	-
Changes in operating assets and liabilities:
Prepaid expenses	-	5,507
Inventory	-	-
Deposit	(5,000)	-
Accounts payable	110,548	120,196
Accrued expenses	53,580	82,490
Net cash used in operating activities	(872,198)	(53,889)

Cash flows from investing activities
Software development costs	(204,683)	(10,000)
Acquisition of fixed assets	(38,000)	-
Purchase of domain name	-	(60,000)
Net cash used in investing activities	(242,683)	(70,000)

Cash flows from financing activities
Contributed capital from related party	-	-
Payments on notes payable, related party	-	2,000
Proceeds from sale of common stock	825,000	475,000
Net cash provided by financing activities	825,000	477,000

Net increase (decrease) in cash	(289,881)	353,111

Cash at beginning of the period	357,643	4,532

Cash at end of the period	$67,762	$357,643

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$-	$-
Interest	$-	$-
Non-cash investing and financing transactions:
Contributed capital from the forgiveness of debt, related party	$-	$5,991
Distribution of net liabilities to former shareholder	$-	$105,218
Common stock issued for purchase of domain name	$-	$43,750
Software contributed for common stock	$-	$98,290
Transfer of common stock subject to redemption to stockholders’ equity	$43,750	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-5

EVENTURE INTERACTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS OPERATIONS

The Company was incorporated in the State of Nevada on November 29, 2010 (“Inception”). The Company was in the GPS tracking system business until late in 2012, when the Company redirected all of its efforts into the social media business. On February 20, 2013, the Company filed Amended and Restated Articles of Incorporation with the Nevada Secretary of State to change its name from Charlie GPS, Inc. to Eventure Interactive, Inc. (the “Company”).

Asset Acquisition

On November 21, 2012, the Company issued 14,582,500 shares of common stock in exchange for software, which resulted in a change of control of the Company. This transaction was accounted for as a transfer of nonmonetary assets by a shareholder and was recorded at the historical cost of the software which was $98,290. In connection with the transaction, the Company cancelled 8,000,000 shares of common stock of the former principal shareholder of the Company and transferred $1,258 of the Company’s inventory and $106,476 of the Company’s liabilities to the former principal shareholder of the Company. The Company treated the cancellation of assets and liabilities as a contribution of capital to the Company of $105,218.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $4,353,375 as of December 31, 2013 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.  These financials do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles.

Principles of Consolidation

The financial statements include the accounts of the Company and its subsidiary. Intercompany transactions and balances have been eliminated.

F-6

Use of Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Fair Value of Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets.

F-7

Basic and Diluted Loss Per Common Share

Basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per common share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per common share excludes all potential common shares if their effect is anti-dilutive.

Since the Company is in a loss position, it has excluded stock options and warrants from its calculation of diluted net loss per common share. At December 31, 2013, the Company has 1,433,650 stock options and 750,000 warrants that would have been included in its calculation of diluted net loss per common share if they were not antidilutive.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. The Company's bank accounts are deposited in insured institutions.  The funds are insured up to $250,000.  The Company has not experienced any losses on uninsured amounts to date.

Software Development Costs

Costs incurred in the research and development of new software products are expensed as incurred until technological feasibility has been established. After technological feasibility is established, any additional costs are capitalized in accordance with authoritative guidance until the product is available for general release.

Fixed Assets

Fixed assets are stated at cost and depreciated using the straight-line method over the estimated useful life of the asset. The Company’s fixed assets are comprised of computer equipment and the estimated life of computer equipment is three years.

Intangible Asset - Domain Name

The Company considers the domain name an indefinite-lived intangible asset and will test for impairment on an annual basis. At December 31, 2013, the Company determined that the domain name was not impaired.

Revenue Recognition

The Company will recognize revenue when four basic criteria are met: persuasive evidence of a sales arrangement exists; performance of services has occurred; the sales price is fixed or determinable; and collectability is reasonably assured. The Company will consider persuasive evidence of a sales arrangement to be the receipt of a signed contract. Collectability will be assessed based on a number of factors, including transaction history and the credit worthiness of a customer. If it is determined that collection is not reasonably assured, revenue will not be recognized until collection becomes reasonably assured. The Company will record cash received in advance of revenue recognition as deferred revenue.

Stock-Based Compensation

The Company measures stock-based compensation cost at the grant date based on the fair value of the award and recognize it as expense, over the vesting or service period, as applicable, of the stock award using the straight-line method.

F-8

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recent Accounting Pronouncements

There were various accounting standards and interpretations issued during 2013 and 2012, none of which are expected to have a material impact on the Company’s financial position, operations or cash flows.

3.  FIXED ASSETS

Fixed assets consist of the following:

	December 31, 2013	December 31, 2012
Computer equipment	$38,000	$-
Less: Accumulated depreciation	(4,951)	-
	$33,049	$-

Depreciation expense for the years ended December 31, 2013 and 2012 was $4,951 and $0, respectively.

4. RELATED PARTIES

On August 1, 2013, a related party sold fixed assets totaling $21,030 to the Company.

During July 2013, the Company entered into a one-year lease with an entity that is 12% owned by the Chief Executive Officer (“CEO”) of the Company. The Company incurred expenses of $18,465 to this entity during the year ended December 31, 2013.

The Company received unsecured, non-interest bearing demand loans totaling $2,000 during the year ended December 31, 2012 from the Company’s former CEO. These loans were forgiven and contributed as capital during 2012.

F-9

On August 20, 2012, a related party contributed capital of $2,800 by paying for audit and accounting services on behalf of the Company.

5. STOCKHOLERS’ EQUITY

Sales of Common Stock for cash

On December 29, 2010, the Company issued 8,000,000 shares of common stock at a price of $0.001 per share, to its sole Director, for total cash proceeds of $8,000.

During 2011, the Company issued 2,400,000 shares of common stock at a price of $0.01 per share for total cash proceeds of $24,000.

During 2012, the Company issued 950,000 shares of common stock at a price of $0.50 per share for total cash proceeds of $475,000.

During 2013, the Company issued 825,000 shares of common stock at a price of $1.00 per share for total cash proceeds of $825,000. The shares issued during 2013 pursuant to the subscription agreements contain anti-dilution protection for one year following the final closing thereunder. If the Company issues common stock at less than $1.00 per share during such one year period or if the Company issues securities during such one year period which are convertible into or exercisable for shares of our common stock with a conversion or exercise price of less than $1.00 per share, then the offering price of $1.00 gets adjusted to the lower price entitling the subscribers to additional shares. The anti-dilution clause pursuant to these subscription agreements will expire in October 2014.

Cancellation of Common Stock and distribution of assets and liabilities to former shareholder

In connection with the change of control, on November 21, 2012, the Company cancelled 8,000,000 shares of common stock. In addition, the Company created a separate entity named Charlie GPS Split Corp. (“Split-off Corp”) and in connection therewith transferred $1,258 of the Company’s inventory and $106,476 of the Company’s liabilities to Split-off Corp in addition to transferring all of the capital stock of Split-off Corp to the former principal shareholder of the Company. The Company treated the cancellation of assets and liabilities as a contribution of capital to the Company of $105,218.

Issuances of Common Stock for Assets

On November 21, 2012, the Company issued 14,582,500 shares of common stock in exchange for software. This transaction was accounted for as a transfer of nonmonetary assets by a shareholder and was recorded at the historical cost of the software which was $98,290.

On December 28, 2012, the Company purchased a domain name for $60,000 in cash and 25,000 shares of common stock of the Company. The common stock issued for the domain name was valued at the grant date closing price on December 28, 2012, or $1.75 per share, and totaled $43,750 and was subject to redemption for $15,000 in cash until December 28, 2013. The redemption rights expired unexercised during 2013 and the Company reclassified this share issuance to equity during the year ended December 31, 2013.

Common Stock issued for Services

During March 2013, the Company entered into a consulting agreement with Hart Partners LLC to perform certain services on behalf of the Company. In accordance with the consulting agreement with Hart Partners LLC, the Company issued 25,000 shares of common stock during the year ended December 31, 2013. The common stock was valued at the grant date closing price of $2.38 per share, and totaled $59,500 which the Company recorded as stock compensation.

F-10

Stock Option Awards

On November 27, 2012, the Company issued options to two employees to each purchase 100,000 shares of its common stock. These options were granted with an exercise price of $0.50 per share. The stock price on the grant date was $1.20 per share. As a result, the intrinsic value for these options on the grant date was $140,000. The fair value of these options was $239,360 and the options were valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.00%, (2) term of 10 years, (3) expected stock volatility of 178.45%, and (4) expected dividend rate of 0%. Twenty-five percent of the stock options vested immediately and thereafter 2,084 stock options of each employee shall vest monthly until December 1, 2015 when the remaining 2,060 options for each employee shall vest.

During January through February 2013, the Company granted options to purchase 1,250,000 shares of common stock to certain employees and consultants.  The options all have an exercise price of $0.50 per share and vest over periods of 0 to 4 years.  The stock price on the grant date was $1.79-$2.14 per share.  The options were valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions:  (1) risk free interest rate 2.00%, (2) term of 10 years, and (3) expected stock volatilities of 182.18% -195.60% (4) dividend rate of 0%.  As a result, the fair value of these options on the grant date was $2,339,820 and the intrinsic value was $1,738,500.

During April through September 2013, the Company granted options to purchase 155,000 shares of common stock to certain consultants and the Company’s Chief Financial Officer.  The options all have an exercise price of $1.00 per share and vest over 2 to 4 years.  The stock price on the grant date was $3.00-$3.51 per share. The options were valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.00%, (2) term of 10 years, and (3) expected stock volatility of 180.83-188.37%.  As a result, the fair value of these options on the grant date was $475,041 and the intrinsic value was $324,000.

During 2013, options to purchase 171,350 shares of common stock were forfeited.

A summary of stock option activity is presented below:

			Weighted-average
		Weighted-average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Term (years)	Value
Outstanding at December 31, 2011	-	$-	-	$-
Granted	200,000	0.50	10.00	-
Outstanding at December 31, 2012	200,000	0.50	9.90	-
Granted	1,405,000	0.56	10.00	-
Expired/Forfeited	(171,350)	0.64	-	-
Outstanding at December 31, 2013	1,433,650	$0.54	9.04	$-
Exercisable at December 31, 2013	876,387	$0.52	9.04	$2,641,339

During the years ended December 31, 2013 and 2012, the Company recognized stock-based compensation expense of $1,950,410 and $91,778, respectively, related to stock options. As of December 31, 2013, there was approximately $599,155 of total unrecognized compensation cost related to non-vested stock options which is expected to be recognized ratably over a weighted average period of approximately 1.4 years.

F-11

Warrant Awards

On December 3, 2012, the Company issued warrants to third parties to purchase 750,000 shares of its common stock granted with an exercise price of $0.01 per share. The stock price on the grant date was $1.24 per share. As a result, the intrinsic value for these warrants on the grant date was $922,500. The fair value of these warrants was $929,734 and the options were valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.00%, (2) term of 10 years, (3) expected stock volatility of 178.45%, and (4) expected dividend rate of 0%. All of the warrants vested immediately and $929,734 was expensed during the year ended December 31, 2012.

A summary of warrant activity is presented below:

Weighted-average
		Weighted-average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Term (years)	Value
Outstanding at December 31, 2011	-	-	-	-
Granted	750,000	$0.01
Outstanding at December 31, 2012	750,000	-
Granted	-	-
Exercised	-	-
Expired/Forfeited	-	-
Outstanding at December 31, 2013	750,000	$0.01	8.9	$2,542,500

6. INCOME TAXES

As of December 31, 2013, the Company had net operating loss carry forwards of $1,321,954 and that may be available to reduce future years’ taxable income through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31:

	2013	2012
Deferred tax assets:
Net operating loss carry forward	$462,684	$99,987
Less: valuation allowance	(462,684)	(99,987)
Net deferred tax assets	$-	$-

In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2013.

F-12

7. COMMITMENTS AND CONTINGENCIES

During June 2013, a notice of opposition to the Eventure trademark registration was filed with the United States Patent and Trademark Office. The Trademark Trial and Appeal Board has issued an order instituting the opposition proceeding and setting trial dates.  The Company has not recorded any liability with respect to the opposition to the trademark.

8. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from December 31, 2013 through the date whereupon the financial statements were initially issued and has determined the following:

Stock Options

During January 2014, the Company granted options to purchase 177,500 shares of common stock to employees. The options all have an exercise price of $1.00 per share and vest over periods of 3 years. The stock price on the grant date was $3.40 per share. The options were valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.00%, (2) term of 10 years, and (3) expected stock volatilities of 183.83% (4) dividend rate of 0%. As a result, the fair value of these options on the grant date was $597,838 and the intrinsic value was $426,000.

During February 2014, the Company granted options to purchase 25,000 shares of common stock to a consultant. The options have an exercise price of $1.00 per share and vest over 1 year. The stock price on the grant date was $3.15 per share. The options were valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.00%, (2) term of 10 years, and (3) expected stock volatility of 186.05%. As a result, the fair value of these options on the grant date was $77,565 and the intrinsic value was $53,750.

During March 2014, the Company granted options to purchase 850,000 shares of common stock to its Chief Executive Officer, President and Chief Financial Officer. The options have an exercise price of $1.00 per share and vest over 3 years. The stock price on the grant date was $2.99 per share. The options were valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.00%, (2) term of 10 years, and (3) expected stock volatility of 183.52%. As a result, the fair value of these options on the grant date was $2,515,575 and the intrinsic value was $1,691,500.

Warrant Awards

On March 1, 2014, the Company issued warrants to third parties for services to purchase 750,000 shares of its common stock granted with an exercise price of $1.00 per share (initially, the exercise price was identified as $0.01 per share, however, the exercise price was subsequently corrected to $1.00 per share). The stock price on the grant date was $2.99 per share. As a result, the intrinsic value for these warrants on the grant date was $1,492,500. The fair value of these warrants was approximately $2,207,000 and was valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.00%, (2) term of 10 years, (3) expected stock volatility of 170.74%, and (4) expected dividend rate of 0%. All of the warrants vest immediately.

Issuance of common stock for cash

During the months of January through March 2014, the Company issued 625,000 shares of common stock for $625,000 to third party investors.

F-13

Issuance of common stock to employees for services

During January through March 2014, the Company issued 3,650,000 shares of common stock in aggregate of to its CEO, CFO and President for services. The Company will record approximately $11,560,000 of stock-based compensation expense in connection with the issuance of these shares.

Issuance of common stock to individual for services

During March, 2014, the Company issued 200,000 shares of common stock to an individual for services. The Company will record stock-based compensation expense of approximately 632,000 in connection with the issuance of these shares.

Consulting Agreement

On March 10, 2014, the Company entered into an 18-month Consulting Agreement with Harrison Group, Inc. ("Harrison") pursuant to which Harrison will (i) manage and communicate our corporate profile within the investment community; (ii) conduct and arrange meetings on our behalf with investment professionals and advise them of our plans, goals and activities; (iii) arrange meetings with other in the investment community; (iv) increase public awareness of our activities; and (v) provide us with general financial and business advice. We have the right to terminate the Consulting Agreement at any time upon 30 days prior written notice. The Company will pay Harrison cash fees at the rate of $2,500 per month and became obligated to issue Harrison 100,000 shares of common stock. The Company will record stock-based compensation of approximately $316,000 in connection with this agreement.

Service Provider Agreement

On March 10, 2014, the Company also entered into a service provider agreement with ChineseInvestors.com, Inc. ("CII"), an Indiana corporation, pursuant to which CII will provide the Company with investor and public relations advice and services. The Company had previously entered into a one-month agreement with CII effective February 18, 2014 under which the Company paid CII $6,000 and issued 3,884 shares of restricted common stock of the Company. Under the March 2014 service provider agreement, the Company paid CII $5,000 upon execution thereof and is obligated to make additional $5,000 payments to CII on or about June 15, 2014 and October 15, 2014. The Company is also obligated to issue an aggregate of 120,000 shares of restricted common stock of the Company to CII, 40,000 of which were issuable upon execution of the March 2014 Service Provider Agreement, 40,000 of which are issuable on or about June 15, 2014 and 40,000 of which are issuable on or about October 15, 2014. During the period from January 2014 to March 2014, the Company will record stock-based compensation of approximately $139,000 pursuant to these agreements in connection with the issuance of 43,884 shares of the Company’s common stock.

F-14

EVENTURE INTERACTIVE, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2014	December 31, 2013
ASSETS
Current Assets
Cash	$186,509	$67,762
Deposits	15,196	5,000
Total current assets	201,705	72,762
Software development costs	682,488	312,973
Fixed assets, net	60,857	33,049
Intangible asset - domain name	103,750	103,750
Total assets	$1,048,800	$522,534

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$187,684	$121,518
Accrued expenses	287,831	136,070
Total current liabilities	475,515	257,588

Warrant derivative liabilities	3,837,638	-
Total liabilities	4,313,153	257,588

Commitments and contingencies

Stockholders’ Equity(Deficit)
Preferred Stock, $0.001 par value, 10,000,000 shares authorized, -0- shares issued and outstanding	-	-
Common stock, $0.001 par value, 300,000,000 shares authorized; 24,332,098 and 18,807,500 shares issued and outstanding, respectively	24,332	18,807
Additional paid-in-capital	23,220,940	4,599,514
Accumulated deficit	(26,509,625)	(4,353,375)
Total stockholders’ equity (deficit)	(3,264,353)	264,946
Total liabilities and stockholders’ equity (deficit)	$1,048,800	$522,534

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-15

EVENTURE INTERACTIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
Revenues	$-	$-	$-	$-

General and administrative expenses	2,720,116	549,232	18,768,236	2,106,988
Total operating expenses	2,720,116	549,232	18,768,236	2,106,988

Operating loss	(2,720,116)	(549,232)	(18,768,236)	(2,106,988)

Unrealized loss on warrant derivative liabilities	(3,388,014)	-	(3,388,014)	-

Net loss	$(6,108,130)	$(549,232)	$(22,156,250)	$(2,106,988)

Loss per common share – basic and diluted	$(0.26)	$(0.03)	$(1.00)	$(0.12)

Weighted average number of common shares outstanding – basic and diluted	23,662,145	18,249,258	22,053,748	18,130,014

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-16

EVENTURE INTERACTIVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30,
	2014	2013
Cash flows from operating activities
Net loss	$(22,156,250)	$(2,106,988)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	17,801,575	1,652,393
Unrealized loss on warrant derivative liabilities	3,388,014	-
Depreciation expense	8,377	-
Changes in operating assets and liabilities:
Deposits	(10,196)	-
Accounts payable	66,166	65,264
Accrued expenses	151,761	(26,256)
Net cash used in operating activities	(750,553)	(415,587)

Cash flows from investing activities
Payments for software development costs	(369,515)	(76,750)
Acquisition of fixed assets	(36,185)	(1,900)
Net cash used in investing activities	(405,700)	(78,650)

Cash flows from financing activities
Proceeds from related party loans	120,107	-
Payments of related party loans	(120,107)	-
Proceeds from sale of common stock and warrants	1,275,000	450,000
Net cash provided by financing activities	1,275,000	450,000

Net change in cash	118,747	(44,237)

Cash at beginning of the period	67,762	357,643

Cash at end of the period	$186,509	$313,406

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$-	$-
Interest	$100	$-

Noncash investing and financing transactions:
Fair value of warrant derivative liabilities issued in common stock offering	$449,624	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-17

EVENTURE INTERACTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS OPERATIONS

The Company was incorporated in the State of Nevada on November 29, 2010. The Company was in the GPS tracking system business until late in 2012, when the Company redirected all of its efforts into the social media business. On November 20, 2012, the Company filed Amended and Restated Articles of Incorporation with the Nevada Secretary of State to change its name to Live Event Media, Inc. On February 20, 2013, the Company filed Amended and Restated Articles of Incorporation with the Nevada Secretary of State to change its name from Live Event Media, Inc. to Eventure Interactive, Inc. (the “Company”).

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $26,509,625 as of June 30, 2014 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.  These financials do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim consolidated financial statements of Eventure Interactive, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s latest Annual Report on Form 10-K filed with the SEC. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent year ended December 31, 2013, as reported in Form 10-K, have been omitted.

Principles of Consolidation

The financial statements include the accounts of the Company and its subsidiary. Intercompany transactions and balances have been eliminated.

F-18

Use of Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Basic and Diluted Loss Per Common Share

Basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per common share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per common share excludes all potential common shares if their effect is anti-dilutive.

Since the Company is in a loss position, it has excluded stock options and warrants from its calculation of diluted net loss per common share. At June 30, 2014, the Company has 2,402,500 stock options and 3,550,000 warrants that would have been included in its calculation of diluted net loss per common share if they were not anti-dilutive.

Software Development Costs

Costs incurred in the research and development of new software products are expensed as incurred until technological feasibility has been established. After technological feasibility is established, any additional costs are capitalized in accordance with authoritative guidance until the product is available for general release.

Fixed Assets

Fixed assets are stated at cost and depreciated using the straight-line method over the estimated useful life of the asset. The Company’s fixed assets are comprised of computer equipment and the estimated life of computer equipment is three years.

Intangible Asset - Domain Name

The Company considers the domain name an indefinite-lived intangible asset and will test for impairment on an annual basis. At June 30, 2014, the Company determined that the domain name was not impaired.

Derivatives

The Company reviews the terms of the common stock and warrants it issues to determine whether there are embedded derivative instruments, including embedded conversion options, which are required to be bifurcated and accounted for separately as derivative financial instruments.

F-19

Bifurcated embedded derivatives are initially recorded at fair value and are then revalued at each reporting date with changes in the fair value reported as non-operating income or expense. The Company uses a Black-Scholes model for valuation of the derivative.

Stock-Based Compensation

The Company measures stock-based compensation cost at the grant date based on the fair value of the award and recognize it as expense, over the vesting or service period, as applicable, of the stock award using the straight-line method.

Fair Value Measurements

As defined in FASB ASC Topic No. 820 – 10, fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic No. 820 – 10 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. This category includes those derivative instruments that the Company values using observable market data. Substantially all of these inputs are observable in the marketplace throughout the term of the derivative instruments, can be derived from observable data, or supported by observable levels at which transactions are executed in the marketplace.

Level 3: Measured based on prices or valuation models that require inputs that are both significant to the fair value measurement and less observable from objective sources (i.e. supported by little or no market activity). The Company’s valuation models are primarily industry standard models.  Level 3 instruments include derivative warrant instruments.  The Company does not have sufficient corroborating evidence to support classifying these assets and liabilities as Level 1 or Level 2.

As required by FASB ASC Topic No. 820 – 10, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels. The estimated fair value of the derivative warrant instruments was calculated using the black scholes model.

Development Stage Change

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company evaluated and adopted ASU 2014-10 early.

F-20

3. RELATED PARTIES

During July 2013, the Company entered into a one-year lease for office space with an entity that is 12% owned by the Chief Executive Officer (“CEO”) of the Company. The Company incurred expenses of $21,977 to this entity during the six months ended June 30, 2014.

During the six months ended June 30, 2014, the Company’s CEO and CFO loaned the Company $105,000 and $15,107, respectively, at a 1% interest rate. During the six months ended June 30, 2014, these amounts were both paid in full by the Company. The Company incurred $100 of interest expense in connection with these loans.

4. DERIVATIVE LIABILITES

The Company has determined that certain warrants the Company has issued contain provisions that protect holders from future issuances of the Company’s common stock at prices below such warrants’ respective exercise prices and these provisions could result in modification of the warrants exercise price based on a variable that is not an input to the fair value of a “fixed-for-fixed” option.

The Company issued 1,800,000 warrants in connection with the issuance of 600,000 shares of common stock sold for cash during June 2014. All of the warrants vested immediately. These warrants contain anti-dilution provisions that provide for a reduction in the exercise price of such warrants in the event that future common stock (or securities convertible into or exercisable for common stock) is issued (or becomes contractually issuable) at a price per share (a “Lower Price”) that is less than the exercise price of such warrant at the relevant time. The amount of any such adjustment is determined in accordance with the provisions of the relevant warrant agreement and depends upon the number of shares of common stock issued (or deemed issued) at the Lower Price and the extent to which the Lower Price is less than the exercise price of the warrant at the relevant time. In addition, the number of shares issuable upon exercise of these warrants will be increased inversely proportional to any decrease in the exercise price, thus preserving the aggregate exercise price of the warrants both before and after any such adjustment.

The fair values of these warrants issued were recognized as derivative warrant instruments at issuance and are measured at fair value at each reporting period. The Company determined the fair values of these warrants using the Black-Scholes option pricing model.

Activity for derivative warrant liabilities during the six months ended June 30, 2014, was as follows:

		Initial valuation
		of derivative	Increase
		liabilities upon	in
	Balance at	issuance of new	fair value of		Balance at
	December 31,	warrants during	derivative	Exercise of	June 30,
	2013	the period	liability	warrants	2014
Derivative warrant instruments	$-	$449,624	$3,388,014	-	$3,837,638

The fair value of these warrants was valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.61%, (2) term of 8 years, (3) expected stock volatility of 174%, (4) expected dividend rate of 0%, and (5) common stock price of $2.35.

F-21

The fair value of these warrants was valued on June 30, 2014 using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.61%, (2) term of 7.91 years, (3) expected stock volatility of 174%, (4) expected dividend rate of 0%, and (5) common stock price of $2.15.

5. STOCKHOLERS’ EQUITY

Sales of Common Stock for cash

During 2013, the Company issued 825,000 shares of common stock at a price of $1.00 per share for total cash proceeds of $825,000. The shares issued during 2013 pursuant to the subscription agreements contain anti-dilution protection for one year following the final closing thereunder. If the Company issues common stock at less than $1.00 per share during such one year period or if the Company issues securities during such one year period which are convertible into or exercisable for shares of our common stock with a conversion or exercise price of less than $1.00 per share, then the offering price of $1.00 gets adjusted to the lower price entitling the subscribers to additional shares. The anti-dilution clause pursuant to these subscription agreements will expire in October 2014.

During January through March 2014, the Company issued 675,000 shares of common stock at a price of $1.00 per share for total cash proceeds of $675,000.

In June 2014, the Company issued 600,000 shares of common stock at a price of $1.00 per share and 1,800,000 warrants, each exercisable for one share of common stock with an 8-year term and a $1.00 exercise price, for total cash proceeds of $600,000. The Company recorded the issuance of these shares and warrants as follows:

	Shares	Gross proceeds	Offering costs	Net proceeds	Relative fair value allocated to Warrants	Amount allocated to common stock and paid-in capital
June 2014	600,000	$600,000	$-	$600,000	$449,624	$150,376

Common Stock issued for Services

During March 2013, the Company entered into a consulting agreement with Hart Partners LLC to perform certain services on behalf of the Company. In accordance with the consulting agreement with Hart Partners LLC, the Company issued 25,000 shares of common stock during the year ended December 31, 2013. The common stock was valued at the grant date closing price of $2.38 per share, and totaled $59,500 which the Company recorded as stock compensation.

On January 28, 2014, the Company issued 850,000 shares of common stock in aggregate to its CEO, CFO and President for services. The common stock was valued at the grant date closing price of $3.19 per share, and totaled $2,711,500 which the Company recorded as stock compensation during the three months ended March 31, 2014. On March 10, 2014, the Company issued 2,800,000 shares of common stock in aggregate to its CEO, CFO and President for services. The common stock was valued at the grant date closing price of $3.16 per share, and totaled $8,848,000 which the Company recorded as stock compensation during the three months ended March 31, 2014.

F-22

During the six months ended June 30, 2014, the Company issued 599,598 shares of common stock to consultants for services at various dates. The Company recorded stock-based compensation expense of $1,714,714 based on the grant date fair value in connection with the issuance of these shares.

Stock Option Awards

During January and February 2013, the Company granted options to purchase 1,250,000 shares of common stock to certain employees and consultants. The options all have an exercise price of $0.50 per share and vest over periods of 0 to 4 years. The stock price on the grant date was $1.79-$2.14 per share. The options were valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate of 2.00%, (2) term of 10 years, and (3) expected stock volatilities of 182% -196% (4) dividend rate of 0%. As a result, the fair value of these options on the grant date was $2,339,820 and the intrinsic value was $1,738,500.

During January 2014, the Company granted options to purchase 177,500 shares of common stock to employees. The options all have an exercise price of $1.00 per share and vest over periods of 3 years. The stock price on the grant date was $3.40 per share. The options were valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.00%, (2) term of 10 years, and (3) expected stock volatilities of 184% (4) dividend rate of 0%. As a result, the fair value of these options on the grant date was $597,838 and the intrinsic value was $426,000.

During February 2014, the Company granted options to purchase 25,000 shares of common stock to a consultant. The options have an exercise price of $1.00 per share and vest over 1 year. The stock price on the grant date was $3.15 per share. The options were valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.00%, (2) term of 10 years, and (3) expected stock volatility of 186%. As a result, the fair value of these options on the grant date was $77,565 and the intrinsic value was $53,750.

During March 2014, the Company granted options to purchase 850,000 shares of common stock to its Chief Executive Officer, President and Chief Financial Officer. The options have an exercise price of $1.00 per share and vest over 3 years. The stock price on the grant date was $2.99 per share. The options were valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.00%, (2) term of 10 years, and (3) expected stock volatility of 184%. As a result, the fair value of these options on the grant date was $2,515,575 and the intrinsic value was $1,691,500.

During May 2014, the Company granted options to four employees to purchase 85,000 shares of common stock. The options have an exercise price of $1.00 per share and vest over 4 years. The stock price on the grant date was $2.80 - $2.90 per share. The options were valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.54% and 2.66%, (2) term of 10 years, and (3) expected stock volatility of 180%. As a result, the fair value of these options on the grant date was $241,233 and the intrinsic value was $156,000.

During June 2014, the Company granted options to two employees and a consultant to purchase 160,000 shares of common stock. The options have an exercise price of $1.00 per share and vest over 4 years. The stock price on the grant date was $2.15 - $2.50 per share. The options were valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.54%, (2) term of 10 years, and (3) expected stock volatility of 174%. As a result, the fair value of these options on the grant date was $361,124 and the intrinsic value was $205,000.

F-23

A summary of stock option activity is presented below:

			Weighted-average
		Weighted-average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Term (years)	Value
Outstanding at December 31, 2013	1,433,650	$0.54		$-
Granted	1,297,500	1.00
Cancelled/Expired	(328,650)	0.50
Outstanding at June 30, 2014	2,402,500	$0.79	9.17	$1,958,000
Exercisable at June 30, 2014	808,435	$0.62	8.72	$1,197,354

During the six months ended June 30, 2014 and June 30, 2013, the Company recognized stock-based compensation expense of $1,505,783 and $1,592,893, respectively, related to stock options. As of June 30, 2014, there was $2,904,881 of total unrecognized compensation cost related to non-vested stock.

Warrant Awards

On March 10, 2014, the Company issued warrants to third parties for services to purchase 750,000 shares of its common stock granted with an exercise price of $1.00 per share. The stock price on the grant date was $3.16 per share. As a result, the intrinsic value for these warrants on the grant date was $1,620,000. The fair value of these warrants was approximately $2,361,731 and was valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.67%, (2) term of 10 years, (3) expected stock volatility of 170%, and (4) expected dividend rate of 0%. All of the warrants vest immediately.

On April 30, 2014, the Company issued warrants to a third party to purchase 250,000 shares of its common stock granted with an exercise price of $1.00 per share. The stock price on the grant date was $2.65 per share. As a result, the intrinsic value for these warrants on the grant date was $412,500. The fair value of these warrants was approximately $659,847 and was valued on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.00%, (2) term of 10 years, (3) expected stock volatility of 170%, and (4) expected dividend rate of 0%. All of the warrants vest immediately.

On June 18, 2014, in connection with the issuance of common stock, the Company issued warrants to a third party to purchase 1,800,000 shares of its common stock granted with an exercise price of $1.00 per share. See note 4.

A summary of warrant activity is presented below:

			Weighted-average
		Weighted-average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Term (years)	Value
Outstanding at December 31, 2013	750,000	0.01
Granted	2,800,000	1.00
Exercised	-	-
Expired/Forfeited	-	-
Outstanding and exercisable at June 30, 2014	3,550,000	$0.79	8.6	$5,535,000

F-24

6. COMMITMENTS

Consulting Agreement

On March 5, 2014, the Company entered into a service provider agreement with a consultant with a term of one year. Pursuant to the agreement, the Company is obligated to make $5,000 payments on or around June 15, 2014 and on or around October 15, 2014. The Company is also required to issue the consultant 40,000 shares of the Company’s common stock on or about June 15, 2014 and October 15, 2014.

Employment Agreement

The Company signed an employment agreement with its Chief Financial Officer. Pursuant to the agreement, in the event the Chief Financial Officer is terminated without cause, the CFO will be entitled to receive all compensation, including any bonus payments, accrued through the date of termination together with all compensation, including bonus payments, earned through the severance period which is defined as a period of 18 months from termination if more than 18 months remain on the term of the employment agreement at the time of termination or as a period of 12 months from termination, if less than 18 months remain on the term of the employment agreement at the time of termination.

7. FAIR VALUE MEASUREMENTS

The following table sets forth, by level within the fair value hierarchy, the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of June 30, 2014:

	Quoted Prices
	In Active	Significant		Total
	Markets for	Other	Significant	Carrying
	Identical	Observable	Unobservable	Value as of
	Assets	Inputs	Inputs	June 30,
Description	(Level 1)	(Level 2)	(Level 3)	2014
Derivative liabilities - warrant instruments	$-	$-	$3,837,638	$3,837,638

The following table sets forth a reconciliation of changes in the fair value of financial liabilities classified as level 3 in the fair value hierarch

	Significant Unobservable Inputs (Level 3)
	Six months ended June 30,
	2014	2013
Beginning balance	$-	$-
Additions	449,624
Change in fair value	3,388,014	-
Ending balance	$3,837,638	$-

Change in unrealized losses included in earnings	$3,388,014	$-

F-25

8. SUBSEQUENT EVENTS

Issuance of stock options

During July and August 2014, the Company granted options to purchase 425,000 shares of common stock to various individuals. The fair value of these stock options is approximately $862,124 and was valued on the date of the grants using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 2.61%, (2) term of 10 years, (3) expected stock volatility of 174%, and (4) expected dividend rate of 0%. The options have an exercise price of $1.00 per share and vest over 0-4 years. The intrinsic value of these stock options was $459,000 on the dates of issuance.

Equity purchase agreement

On July 23, 2014, the Company entered into an Equity Purchase Agreement and a Registration Rights Agreement with Kodiak Capital Group, LLC (“Kodiak”) in order to establish a source of funding for the Company. Under the Equity Purchase Agreement, Kodiak has agreed to provide the Company with up to $3,000,000 of funding upon effectiveness of a registration statement on Form S-1. Following effectiveness of the registration statement, the Company can deliver puts to Kodiak under the Equity Purchase Agreement under which Kodiak will be obligated to purchase shares of the Company’s common stock based on the investment amount specified in each put notice, which investment amount may be any amount up to $3,000,000 less the investment amount received by the Company from all prior puts, if any. Puts may be delivered by the Company to Kodiak until the earlier of December 31, 2015 or the date on which Kodiak has purchased an aggregate of $3,000,000 of put shares. The number of shares of the Company’s common stock that Kodiak will purchase pursuant to each put notice will be determined by dividing the investment amount specified in the put by the purchase price. The purchase price per share of common stock will be set at eighty (80%) of the market Price of the Company’s common stock with market price being defined as the lowest daily value weighted average trading price for our common stock for any trading day during the five consecutive trading days immediately following the date of the put notice to Kodiak. Upon delivery of a put notice, the Company may designate a floor price for the market price calculation. If the applicable market price is below the floor price, the market price will be deemed to be the floor price. Under such circumstances, Kodiak may, at its option, purchase any amount of shares covered by the put but is not required to purchase any specified amount of shares.

Loan from Director

During August 2014, a director of the Company loaned the Company $150,000. The loan bears interest at 1% and is payable upon demand.

Consulting Agreement

During August 2014, the Company entered into a 2-year consulting services agreement with an individual. Pursuant to the agreement, the individual will be paid $50,000 per year. In connection with the consulting agreement, the individual assigned the Company all of the assets owned by the individual related to the individual’s business operations being conducted through the name Gift Ya Now including, but not limited to, software code base, original design / creative elements, domain name and all strategic business relationships.

F-26

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

On February 12, 2013, we dismissed M&K CPAS, PLLC (“M&K”) as our independent registered public accounting firm and appointed GBH CPAs, PC (“GBH”) to serve as our new independent registered public accounting firm. The dismissal of M&K and appointment of GBH was approved by our board of directors.

M&K’s report on our financial statements for each of the past two years ended December 31, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern.

During the years ended December 31, 2011 and 2010 and the subsequent interim period through February 12, 2013, there were no: (i) disagreements with M&K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which, if not resolved to the satisfaction of M&K, would have caused M&K to make reference to the matter in their report, or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2011 and 2010 and the subsequent interim period through February 12, 2013, neither we nor anyone acting on our behalf consulted GBH regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers, Directors and Key Employees

The following table sets forth certain information as of the date of this Prospectus, with respect to our directors and executive officers.

Name	Position Held	Age	Date of Election or Appointment as Director

Gannon Giguiere	Chief Executive Officer, President, Secretary and Chairman of the Board of Directors	41	November 21, 2012

Alan Johnson	Director	40	November 21, 2012

Michael D. Rountree	Chief Financial Officer and Treasurer	44	N/A

Directors serve until the next annual meeting of the stockholders; until their successors are elected or appointed and qualified, or until their prior resignation or removal. Officers serve for such terms as determined by our board of directors. Each officer holds office until such officer’s successor is elected or appointed and qualified or until such officer’s earlier resignation or removal. No family relationships exist between any of our present directors and officers.

Certain biographical information of our directors and officers is set forth below.

43

Gannon Giguiere, age 41, has served as our Chief Executive Officer, Secretary and Chairman since November 21, 2012 and as our President since July 1, 2014. He has more than 19 years of managerial, financial and business experience. From January 2011 to the present he has worked for Yet To Know, Inc., a mobile productivity application development company, which he founded. From October 2007 to the present he has worked in a senior executive management position for Apex Wellness Group, LLC dba pHion Balance, a neutraceutical company. Mr. Giguiere served as president and chief executive officer for Get Lower, Inc., a consumer mortgage / real estate services lead generation company which he founded from January 2004 through September 2007. There, he grew company revenues from $0 to $6,000,000 in a 24 month period and increased employee levels from 1 to 50 before the company was sold to a strategic partner. From August 2001 through November 2003 he served as senior vice president for Move, Inc., a public company providing home mortgage and real estate services. From September 1997 through July 2001 he served as senior director for Alta Vista Company, and general manager, e-Commerce, for Alta Vista Shopping.com with management responsibilities including responsibility for product marketing and development. In 1997, he formed Separation Degrees Media, Inc. to provide technical and new media consulting services, which he continues to maintain today. From June 1995 through June 1997 he worked for IAR, Inc., in a business development and marketing management capacity. From September 1993 through August 1994 he worked for Morgan Stanley Dean Witter in an analyst capacity. In 2009 Mr. Giguiere was forced to incur significant personal financial liability from a family tragedy, which was non-business related and as a result filed for federal bankruptcy protection. This matter was discharged in 2011. Mr. Giguiere received a degree in Business Administration from the University of Southern California in 1995.

Alan Johnson, age 40, has served as a Director since November 21, 2012. He served as our President from November 21, 2012 until July 1, 2014 and has served as our Chief Corporate Development Officer since July 1, 2014. He has more than 15 years of entrepreneurial business experience. From January 2008 through the present he has worked as the director for marketing and branding initiatives at Global Augmentative Communication Innovators, a socially focused company formed to create global awareness for special needs children. From 1998 through September 2007 he worked for Casa Palmera as a federally licensed hospital administrator. Casa Palmera is an addiction treatment center specializing in eating disorders and pain management. He oversaw all operations which included their technology, search engine optimization, and development of online advertising campaigns. Since November 2005, Mr. Johnson has served as a Board Member for the Andrei Foundation, a foundation devoted to degenerative eye diseases. He is also a founding member of Generation Conservation, a subsidiary of Conservation International, an organization dedicated to the preservation of a stable climate, fresh water, healthy oceans, and reliable food sources throughout the world. Mr. Johnson graduated from the University of Southern California in 1995 with a degree in Business Administration.

Michael D. Rountree, age 44, has served as our Chief Financial Officer since April 1, 2013 and as our Treasurer since December 31, 2013. Mr. Rountree is a certified public accountant as well as a business and financial manager and advisor. He is the President of Rountree Consulting, a company which he founded in August 1997. Rountree Consulting provides financial, strategy, and business consulting services to clients with the goal of increasing sales and growing revenues, while also actively managing and lowering excess expenses and operational inefficiencies. Prior to forming Rountree Consulting, Mr. Rountree spent 3 years with Deloitte and Touche and Price Waterhouse working on multi-state tax and financial accounting engagements for large Fortune 500 and Global 2000 clients. Mr. Rountree also spent 3 years at the State of California Franchise Tax Board. His initial work was with the traditional corporate and individual audit group, but he was quickly promoted to the forensics audit practice where he handled complex financial, tax and audit engagements. Mr. Rountree holds a BS degree with an emphasis in Accountancy from C.S.U Long Beach and a Masters in Business Taxation from the Leventhal School of Accounting at the University Southern of California.

44

Family Relationships

There are no family relationships between any director or executive officer.

Board Committees

We do not have a standing audit committee, an audit committee financial expert, or any committee or person performing a similar function. We do not have any board committees including a nominating, compensation, or executive committee. We currently have no operating revenues. Presently, we have no independent directors. Management does not believe that it would be in our best interests at this time to retain independent directors to sit on an audit committee or any other committee. If we are able to grow our business and increase our operations in the future, then we will likely seek out and retain independent directors and form audit, compensation, and other applicable committees. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. Our two directors perform all functions that would otherwise be performed by committees.

Board of Directors and Board Compensation

All of our directors also serve as employees. We do not presently pay our directors for their services as such. Our directors receive compensation in their executive officer capacities.

Corporate Governance

Leadership Structure

Our Board has 2 members as follows: Mr. Gannon Giguiere and Mr. Alan Johnson. We have designated Gannon Giguiere as our Chairman.

Mr. Giguiere has served as our Chief Executive Officer, Secretary and Chairman since November 21, 2012 and served as our Chief Financial Officer, on an interim basis, from March 1, 2013 until April 1, 2013. He has also served as our President since July 1, 2014. Mr. Giguiere serves on a full time basis.

Mr. Johnson has served as a Director since November 21, 2012 and served as our President from November 21, 2012 until July 1, 2014. Since July 1, 2014 he has served as our Chief Corporate Development Officer. Mr. Johnson serves on a full time basis.

We are a small, start-up company. One of our directors also serves as an executive officer. Our other director serves as our Chief Corporate Development Officer. Our board members have complementary skills, enabling us to operate in a cost and time effective manner, closely managing our assets. Our Board regularly reviews this structure for optimum fit as our plans progress. We believe that our present management structure is appropriate for a company of our size and state of development.

Our board is actively involved in our risk oversight function and collectively undertakes risk oversight as part of our monthly management meetings. This review of our risk tolerances includes, but is not limited to, financial, legal and operational risks and other risks concerning our reputation and ethical standards.

Given our size, we do not have a nominating committee or a diversity policy. Our entire board monitors and assesses the need for and qualifications of additional directors. We may adopt a diversity policy in the future in connection with our anticipated growth.

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Advisory Board

On December 3, 2012, we established an advisory board to provide us with financial, technical and general business advice and appointed Bruce Hallet, Robert Holmer, Patrick Whelan and Alan Knepper as members thereof.

Bruce Hallett is a co-founder of Miramar Venture Partners and brings his enthusiasm for innovation, product strategy and team building to Miramar’s portfolio of tech start-up companies. With over two decades of collaborations with technology entrepreneurs, Bruce leads Miramar investments in mobile Internet solutions and software.

Bob Holmen is a co-founder of Miramar Venture Partners. Bob has spent his career building technology companies in diverse roles, from hardware and software engineering, to senior management, to venture investor. Bob leads Miramar investments in advanced technology projects focused on his Southern California roots.

Patrick Whelan is President of Declan, LTD. an investment and consulting company. Pat has over two decades of large-scale operational, financial and executive leadership experience both in publicly traded and privately held companies, bringing a very global perspective to Sr. Management teams.

Allan Knepper is currently COO of Emerging Market Access Group where his responsibilities include operational and strategy analysis. He spent 30+ years at Dunavant Enterprises, Inc. where he was an operations, finance and technology officer.

On March 10, 2014, we appointed Harrison Group, Inc., Vinay Jatwani and Darren Reinig to the Advisory Board.

Harrison Group, Inc. is a business strategy and corporate advisory firm with more than 20 years of business and financial experience representing both domestic and international clientele. It provides active operational assistance and corporate finance advisory services to clients with emphases on developing and executing a company’s go-to-market vision and strategy, leading corporate restructurings and recapitalizations, and structuring mergers, acquisitions, and divestitures. Harrison Group’s broad operational and consulting experience includes the following sectors: retail, consumer products, manufacturing, technology, and oil and gas. Past engagement activities include capital placement, business/product strategy, revenue enhancement, cost management, marketing, operational improvement, and mergers and acquisitions. Harrison Group is focused on delivering measurable results to its clients via hands-on participation coupled with strategic thinking.

Vinay Jatwani currently serves as CEO and Founder of Jigsaw Partners Inc. (“Jigsaw”), a business development organization offering a full range of tailored marketing, technology and financial solutions. Jigsaw currently services clients in a variety of verticals including finance, fitness and consumer products. Mr. Jatwani has a keen understanding of advertising and marketing strategies and brings knowledge and direction to new media technologies. Prior to Jigsaw, Mr. Jatwani served as CEO/Co Founder of Broadspring Inc. a successful digital marketing corporation with an emphasis in Native advertising. Mr. Jatwani is also an active entrepreneur and investor in mobile/internet related ventures.

Darren Reinig is a co-founder of Delphi Private Advisors (“Delphi”) a financial investment advisory and wealth management firm founded in 2009, which serves the needs of high net worth individuals, other individuals, pension and profit sharing plans and charitable organizations. He serves as Delphi’s Chief Investment Officer and heads Delphi’s Investment Committee. Prior to founding Delphi, Mr. Reinig worked for a global institutional investment management firm which provided services to family offices, high net worth individuals and institutions.

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On April 30, 2014, we appointed Aloysius M. Mocek to the Advisory Board. Mr. Mocek is a successful business entrepreneur. He co-founded Connectronics Corporation in 1988, to design and manufacture specialized connectors and interconnection systems for a variety of industries. In 2004, Connectronics Corporation was acquired by Heico Electronic Technologies Corp.

Potential Conflicts of Interest

We are not aware of any conflicts of interest with our directors and officers.

Director Independence

Our board of directors consists of Gannon Giguiere and Alan Johnson, neither of who can be deemed to be independent. Our securities are quoted on the OTC Markets which does not have any director independence requirements.

Involvement in Certain Legal Proceedings

Except as otherwise disclosed in this prospectus, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.	being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by us during the two years ended December 31, 2013 and 2012 to (i) all individuals that served as our principal executive officer (“PEO”) or acted in a similar capacity for us at any time during the year ended December 31, 2013; (ii) our two most highly compensated executive officers other than our PEO, that were serving as executive officers of ours at December 31, 2013 and that received annual compensation during the year ended December 31, 2013 in excess of $100,000; and (iii) our two most high compensated executive officers that received annual compensation during the year ended December 31, 2013 in excess of $100,000 that did not serve as our PEO during the year ended December 31, 2013 and that were not serving as executive officers of ours at December 31,2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option / Warrant Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compensation ($)	Total ($)

Gannon Giguiere	2013	$146,250	0	0	$706,038	0	0	0	$852,288
Chief Executive Officer, Secretary and Chairman of the Board(1)	2012	$22,500	0	0	$119,680	0	0	0	$142,180

Alan Johnson	2013	$146,250	0	0	$176,509	0	0	0	$322,759
President and as a Director(2)	2012	$22,500	0	0	$119,680	0	0	0	$142,180

(1) Gannon Giguiere has served as our Principal Executive Officer since November 21, 2012.

(2) Alan Johnson served as our President from November 21, 2012 until July 1, 2014 and has served as our Chief Corporate Development Officer since July 1, 2014.

Grants of Plan-Based Awards

We have not issued any stock options or maintained any stock option or other incentive plans other than our 2012 Equity Incentive Plan. (See “Market for Common Equity and Related Stockholder Matters – Equity Compensation Plan Information.”)

The following tables set forth information regarding stock option and other awards granted to our Named Executive Officers during the year ended December 31, 2013.

			Option Awards			Stock Awards
Name	Grant Date	Approval Date	Number of Securities Underlying Options		Exercise or Basic Price of Option Awards ($/Sh)	Number of Shares or Units of Stock	Grant Date Fair Value of Stock and Options Awards ($)

Gannon Giguiere	1/2/13	1/2/13	400,000	(1)	$0.50	N/A	$706,038

Alan Johnson	1/2/13	1/2/13	100,000		$0.50	N/A	$176,509

(1)  300,000 of these options were cancelled on March 10, 2014.

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Outstanding Equity Awards at Year End

The following tables set forth information regarding stock options held by our Named Executive Officers at December 31, 2013.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date
Gannon Giguiere	11/27/12	52,086		47,914	0.50	11/27/22
Alan Johnson	11/27/12	52,086		47,914	0.50	11/27/22
Gannon Giguiere	1/2/13	400,000	(1)	0	0.50	1/2/23
Alan Johnson	1/2/13	100,000		0	0.50	1/2/23

(1)  300,000 of these options were cancelled on March 10, 2014.

Employment Agreements

Effective upon the November 21, 2012 closing of the Asset Purchase Agreement, we entered into 3-year employment agreements with each of Gannon Giguiere and Alan Johnson under which Mr. Giguiere is serving as our Chief Executive Officer, President and Secretary and Mr. Johnson is serving as our Chief Corporate Development Officer. From November 21, 2012 through July 1, 2014, Mr. Johnson served as our President under his employment agreement with us. Except for job titles and related responsibilities, the employment agreements are identical in all material respects. The employment agreements will be automatically renewed at the end of each term unless we or the employee give the other written notice at least 30 days prior to the end of the term or the applicable renewal term, as the case may be. Messrs. Giguiere and Johnson each receive a base annual salary of $180,000 and are each entitled to receive an annual bonus equal to up to 100% of the base annual salary upon our achieving milestones to be determined by our Board of Directors. Each of Messrs. Giguiere and Johnson were also awarded 100,000 stock options under our 2012 Equity Incentive Plan at closing, with a term of 10 years and an exercise price of $.50 per share. In January 2013, we issued 400,000 stock options under our 2012 Equity Incentive Plan to Mr. Giguiere and issued 100,000 stock options under our 2012 Equity Incentive Plan to Mr. Johnson, each of which options have a term of 10 years and an exercise price of $0.50 per share. The employment agreements also provide for paid vacation time, payment of customary health insurance and other benefits and expense reimbursement. The employment agreements also contain non-compete and non-solicitation provisions effective during the employment period and for 18 months thereafter in the case of the non-compete provision and for 6 months thereafter in the case of the non-solicitation provision unless the employee is terminated without cause or the employee terminates the agreement for good reason, in which case the non-compete and severance provisions are of no further force or effect.

In the event the employee is terminated for cause, or resigns without good reason, employee is entitled to receive all compensation, including bonus payments, accrued through the date of termination. In the event the employee is terminated without cause or resigns for good reason, employee is entitled or will be entitled to receive all compensation, including bonus payments, accrued through the date of termination together with all compensation, including bonus payments, earned through the severance period which is defined as a period of 18 months from termination if more than 18 months remain on the term of the employment agreement at the time of termination or as a period of 12 months from termination, if less than 18 months remain on the term of the employment agreement at the time of termination.

On March 10, 2014, we entered into Amendment No. 1 (the “Amendment”) to the November 21, 2012 Employment Services Agreement between us and Gannon Giguiere. The Amendment revised the renewal periods under the Employment Services Agreement from one to three years, clarified the provision under which we can issue bonuses to Mr. Giguiere and provided for the issuance of 1,300,000 shares of our common stock to Mr. Giguiere upon execution of the Amendment. It also provided for the cancellation of the 300,000, ten-year, non-statutory stock options with an exercise price of $0.50 per share which had been issued to Mr. Giguiere in January 2013.

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On March 10, 2014, we entered into Amendment No. 1 (the “Amendment”) to the November 21, 2012 Employment Services Agreement between us and Alan Johnson, our President. The Amendment revised the renewal periods under the Employment Services Agreement from one to three years, clarified the provision under which we can issue bonuses to Mr. Johnson and provided for the issuance of 1,000,000 shares of our common stock to Mr. Johnson upon execution of the Amendment.

On March 10, 2014, we entered into a 3-year employment agreement with Michael D. Rountree, our Chief Financial Officer and Treasurer. The employment agreement will be automatically renewed for successive periods of three years at the end of each term unless we or the employee give the other written notice at least 30 days prior to the end of the term or the applicable renewal term, as the case may be. The employment agreement provided for the issuance of 500,000 shares of our common stock to Mr. Rountree upon execution of the agreement. Mr. Rountree is also to receive a base annual salary of $150,000 and is entitled to receive an annual bonus equal to up to 100% of the base annual salary upon our achieving milestones to be determined by our Board of Directors. The employment agreement also provides for paid vacation time, payment of customary health insurance and other benefits and expense reimbursement. The employment agreement also contains a non-compete and non-solicitation provision effective during the employment period and for 18 months thereafter in the case of the non-compete provision and for 6 months thereafter in the case of the non-solicitation provision unless Mr. Rountree is terminated without cause or Mr. Rountree terminates the agreement for good reason, in which case the non-compete provision is of no further force or effect.

In the event Mr. Rountree is terminated for cause, or resigns without good reason, Mr. Rountree is entitled to receive all compensation, including bonus payments, accrued through the date of termination. In the event Mr. Rountree is terminated without cause or resigns for good reason, Mr. Rountree will be entitled to receive all compensation, including bonus payments, accrued through the date of termination together with all compensation, including bonus payments, earned through the severance period which is defined as a period of 18 months from termination if more than 18 months remain on the term of the employment agreement at the time of termination or as a period of 12 months from termination, if less than 18 months remain on the term of the employment agreement at the time of termination.

On March 1, 2014, we issued an aggregate of 850,000 ten-year non-qualified stock options with an exercise price of $1.00 per share under our 2012 Equity Incentive Plan which vest ratably on a monthly basis over a period of three years to our three executive officers, Gannon Giguiere (300,000 options), Alan Johnson (300,000 options) and Michael Rountree (250,000 options).

On January 28, 2014, we issued an aggregate of 850,000 shares of our restricted common stock to our three executive officers, Gannon Giguiere (300,000 shares), Alan Johnson (300,000 shares) and Michael D. Rountree (250,000 shares).

Director Compensation

Both of our directors are also officers of ours and receive compensation in their officer capacities rather than their director capacities.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock known by us as of August 25, 2014 by:

•	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each of our executive officers; and

•	all of our directors and executive officers as a group.

The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on such date and all shares of our common stock issuable to such holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by such person at said date which are exercisable within 60 days of August 25, 2014. Unless otherwise indicated below each person’s address is c/o Eventure Interactive, Inc., 3420 Bristol Street, 6th Floor, Costa Mesa, CA 92626. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percentage of Class(2)

Gannon Giguiere	Common Stock	8,521,875 shares, direct	(3)	34.7%
Alan Johnson	Common Stock	8,221,875 shares, direct	(4)	33.5%
Michael D. Rountree	Common Stock	838,194 shares, direct	(5)	3.43%

All directors and executive officers as a group (3 persons)		17,581,944 shares, direct	(3)(4)(5)	70.8%

1.	As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) within 60 days of August 25, 2014. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

2.	There were 24,332,098 shares of common stock issued and outstanding on August 25, 2014.

3.	Includes 206,250 presently exercisable stock options or stock options exercisable within 60 days of August 25, 2014. Excludes 293,750 shares issuable upon exercise of stock options not exercisable within 60 days of August 25, 2014.

4.	Includes 206,250 shares issuable upon the exercise of presently exercisable stock options and stock options exercisable within 60 days of August 25, 2014. Excludes 293,750 shares issuable upon exercise of stock options not exercisable within 60 days of August 25, 2014.

5.	Includes 88,194 shares issuable upon the exercise of presently exercisable stock options and stock options exercisable within 60 days of August 25, 2014. Excludes 211,806 shares issuable upon exercise of stock options not exercisable within 60 days of August 25, 2014.

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Changes in Control

As of the date of this prospectus, we are not aware of any arrangement that may result in a change in control of our company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND CORPORATE GOVERNANCE

Other than as disclosed below, there has been no transaction, since November 21, 2012, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last completed fiscal year, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;

(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iii)	Any of our promoters and control persons; and

(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

In connection with the November 21, 2012 Asset Purchase Agreement, we issued an aggregate of 14,582,500 shares of our common stock to the Sellers and their assignees. The Sellers included two of our current executive officers (the officers were appointed in connection with the Asset Purchase Agreement), each of whom received 6,715,625 shares.

In November 2012, we issued 100,000 non-statutory stock options under our 2012 Equity Incentive Plan to each of our executive officers. The options have a term of ten years and are exercisable at a price of $0.50 per share.

In January 2013, we issued 400,000 non-statutory stock options to our Chief Executive Officer and 100,000 non-statutory stock options to our President. The options have a term of ten years and an exercise price of $0.50 per share. On March 10, 2014, 300,000 of these options were cancelled.

On upon the November 21, 2012 close of the Asset Purchase Agreement, we entered into 3 year employment agreements with Gannon Giguiere and Alan Johnson. Each of these agreements was amended effective March 10, 2014.

On March 10, 2014, we entered into a 3-year employment agreement with Michael D. Rountree.

In conjunction with the November 21, 2012 Asset Purchase Agreement, we transferred all of our pre-Asset Purchase Agreement assets, excluding PPO proceeds, and all of our pre-Asset Purchase Agreement liabilities, to a newly formed wholly owned subsidiary, Charlie GPS Split Corp. (“Split-Off Subsidiary”) and in connection therewith transferred all of the outstanding shares of capital stock of Split-Off Subsidiary to our pre-Asset Purchase Agreement principal stockholder in exchange for the surrender and cancellation of 8,000,000 shares of our common stock owned by such stockholder.

In April 2013, we issued 50,000 non statutory stock options to our Chief Financial Officer. The options have a term of ten years and an exercise price of $1.00 per share.

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On January 28, 2014, we issued an aggregate of 850,000 shares of our restricted common stock to our three executive officers in consideration of services rendered. The issuance is in addition to compensation payable to such officers under their respective employment agreements. Each of Gannon Giguiere, our Chairman, Chief Executive Officer, President, and Secretary, and Alan Johnson, our former President and current Chief Corporate Development Officer, received 300,000 shares. Michael D. Rountree, our Chief Financial Officer and Treasurer, received 250,000 shares.

On March 10, 2014, we issued an aggregate of 2,800,000 shares of our restricted common stock to our three executive officers in connection with (i) Amendment No. 1 dated as of March 1, 2014 (the “GG Amendment”) to the November 21, 2012 Employment Services Agreement between us and Gannon Giguiere; (ii) Amendment No. 1 dated as of March 1, 2014 to the November 21, 2012 Employment Services Agreement between us and Alan Johnson; and (iii) the Employment Services Agreement dated as of March 1, 2014 between us and Michael D. Rountree. Gannon Giguiere, our Chairman, Chief Executive Officer, President and Secretary received 1,300,000 shares, Alan Johnson, our Chief Corporate Development Officer and former President, received 1,000,000 shares, and Michael D. Rountree, our Chief Financial Officer and Treasurer received 500,000 shares. In connection with the GG Amendment, we also agreed to cancel 300,000 ten-year stock options with an exercise price of $0.50 per share issued to Mr. Giguiere as of January 2, 2013.

On March 1, 2014, we terminated the November 21, 2012 Lock-Up Agreements between us and each of Gannon Giguiere and Alan Johnson.

On March 1, 2014, we issued an aggregate of 850,000 ten-year non-qualified stock options with an exercise price of $1.00 per share under our 2012 Equity Incentive Plan which vest ratably on a monthly basis over a period of three years to our three executive officers, Gannon Giguiere (300,000 options), Alan Johnson (300,000 options) and Michael Rountree (250,000 options).

On May 27, 2014 we received a $105,000 loan from Gannon Giguiere paying interest at the rate of 10% per annum. $100,000 of the loan was repaid on June 23, 2014. The balance of the loan was repaid on June 30, 2014.

On June 12, 2014 we received a $15,107 loan from Rountree Consulting, Inc., a company owned by Michael Rountree, paying interest at the rate of 1% per annum. The loan was repaid on June 19, 2014.

On July 29, 2014 we received a $150,000 loan from Alan Johnson paying interest at the rate of 1% per annum. The loan is payable on or after September 1, 2014.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

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You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

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4,920,000 Common Shares

EVENTURE INTERACTIVE, INC.

_____________, 2014

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INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No such expenses will be borne by the selling stockholders. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

EXPENSE	AMOUNT

SEC Registration fee	$1,201
Accounting fees and expenses	$5,000
Legal fees and expenses	$60,000
Miscellaneous	$10,000
Total	$76,201

Indemnification of Directors and Officers

Nevada Revised Statutes provide that:

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

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•	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our stockholders;

•	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•	by court order.

Nevada Revised Statutes provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Our bylaws allow us to indemnify our directors, officers and employees. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Recent Sales of Unregistered Securities

In connection with the November 21, 2012 Asset Purchase Agreement, we issued an aggregate of 14,582,500 shares of our common stock to the Sellers and their assignees. The Sellers included two of our current executive officers (the officers were appointed in connection with the Assert Purchase Agreement), each of whom received 6,715,625 shares.

In November 2012, we commenced a private placement offering of a minimum of 200,000 shares and a maximum of 2,000,000 shares at a price of $0.50 per share. On November 21, 2012 we closed on the sale of and issued 200,000 shares ($100,000). On December 19, 2012 we closed on the sale of and issued 600,000 shares ($300,000). On December 20, 2012 we closed on the sale of and issued 150,000 shares ($75,000).

On November 27, 2012, we issued 200,000 ten-year non-statutory stock options under our 2012 Equity Incentive Plan with an exercise price of $0.50 per share.

On December 3, 2012 we issued ten-year warrants to four Advisory Board Members to purchase an aggregate of 750,000 shares of our common stock at an exercise price of $0.01 per share.

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On December 28, 2012, we issued 25,000 shares of our common stock to one person in connection with a Domain Name Purchase and Assignment Agreement.

In January 2013, our Board of Directors authorized the grant of an aggregate of 900,000 non-statutory stock options under our 2012 Equity Incentive Plan to four persons, including our two executive officers, to purchase up to an aggregate of 900,000 shares of our common stock. 300,000 of these options were cancelled on March 10, 2014. All of these options are exercisable for a period of ten years at an exercise price of $0.50 per share.

In February 2013, our Board of Directors authorized the grant of an aggregate of 350,000 stock options under our 2012 Equity Incentive Plan to nine persons to purchase up to an aggregate of 350,000 shares of our common stock. All of these options are exercisable for a period of ten years at an exercise price of $0.50 per share.

In March 2013, we commenced a private placement offering of a maximum of 1,000,000 shares at a price of $1.00 per share. On March 7, 2013 we closed on the sale of 250,000 shares ($250,000) and in May 2013 we closed on the sale of 100,000 shares ($100,000). The shares contained anti-dilution protection for one year from the May 2013 closing of the offering.

On March 5, 2013, we issued 25,000 shares of our common stock to one person in connection with a Corporate Advisory and Investor Relations Agreement.

In March 2013, we issued 50,000 stock options under our 2012 Equity Incentive Plan to a consultant to purchase up to 50,000 shares of our common stock. These options are exercisable for a period of ten years at an exercise price of $1.00 per share.

In April 2013, we issued 50,000 non-statutory stock options under our 2012 Equity Incentive Plan to our chief financial officer to purchase up to 50,000 shares of our common stock. These options are exercisable for a period of ten years at an exercise price of $1.00 per share.

On April 1, 2013, we issued non-statutory stock options under our 2012 Equity Incentive Plan to a consultant to purchase up to 50,000 shares of our common stock. These options are exercisable for a period of ten years at an exercise price of $1.00 per share. During 2013 all 50,000 of these options were cancelled.

During May 2013, we commenced an offering of a maximum of 750,000 shares of our common stock at a price of $1.00 per share. It was originally intended that the shares to be issued in this offering would not have anti-dilution protection. However, we subsequently determined to provide for anti-dilution protection, similar to that provided in the prior offering. The shares issued in the offering contain anti-dilution protection for one year following the final closing thereunder. If we issue common stock at less than $1.00 per share during such one year period or if we issue securities during such one year period which are convertible into or exercisable for shares of our common stock with a conversion or exercise price of less than $1.00 per share, then the offering price of $1.00 gets adjusted to the lower price entitling the subscribers to additional shares. In June 2013 we closed on the sale of 100,000 shares ($100,000). In August 2013 we closed on the sale of 250,000 shares ($250,000). In October 2013 we closed on the sale of 125,000 shares ($125,000). The offering was completed in October 2013.

During May 2013, we issued non-statutory stock options under our 2012 Equity Incentive Plan to a consultant to purchase up to 5,000 shares of our common stock. These options are exercisable for a period of ten years at an exercise price of $1.00 per share.

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On July 1, 2013, we issued 25,000 non-statutory stock options under our 2012 Equity Incentive Plan to an employee to purchase up to 25,000 shares of our common stock. These options are exercisable for a period of ten years at an exercise price of $1.00 per share.

During September 2013, we issued 25,000 non-statutory stock options under our 2012 Equity Incentive Plan to an employee to purchase up to 25,000 shares of our common stock. These options are exercisable for a period of ten years at an exercise price of $1.00 per share.

On January 1, 2014, we issued an aggregate of 177,500 ten-year non-qualified stock options to five consultants/advisors with an exercise price of $1.00 per share under our 2012 Equity Incentive Plan which vest ratably on a monthly basis over a period of three years.

In January 2014, we issued an aggregate of 200,000 shares of our restricted common stock to two persons at a price of $1.00 per share.

On January 28, 2014, we issued an aggregate of 850,000 shares of our restricted common stock to our three executive officers, Gannon Giguiere (300,000 shares), Alan Johnson (300,000 shares) and Michael D. Rountree (250,000 shares).

On February 1, 2014, we issued 25,000 ten-year non-qualified stock options to a consultant/advisor with an exercise price of $1.00 per share under our 2012 Equity Incentive Plan which vest ratably on a monthly basis over a period of three years.

In connection with our execution of a February 2014 Service Provider Agreement with ChineseInvestors.com, Inc., we issued 3,884 shares of our restricted common stock.

In February 2014, we issued 75,000 shares of our restricted common stock to one person at a price of $1.00 per share.

In connection with March 10, 2014 amendments to our Employment Services Agreements with Gannon Giguiere and Alan Johnson and our March 10, 2014 entry into an Employment Services Agreement with Michael Rountree, we issued an aggregate of 2,800,000 shares of our restricted common stock.

In connection with our March 10, 2014 Consulting Agreement with Harrison Group, Inc., we issued 100,000 shares of our restricted common stock.

In connection with the appointments of Harrison Group, Inc., Vinay Jatwani and Darren Reinig to our Advisory Board effective March 10, 2014, we issued 250,000 ten-year warrants, each with an exercise price of $1.00 per share to each of the appointees or an aggregate of 750,000 warrants.

In March 2014, we issued 200,000 shares of our restricted common stock to Timothy Lyons, our Chief Technology Officer, in consideration of services rendered.

In March 2014, we issued an aggregate of 350,000 shares of our restricted common stock to three persons at a price of $1.00 per share.

In connection with our execution of a March 2014 Service Provider Agreement (the “Service Provider Agreement”) with ChineseInvestors.com, Inc., we issued 40,000 shares of our restricted common stock to ChineseInvestors.com, Inc. We issued an additional 40,000 shares to ChineseInvestors.com, Inc. in June 2014. The shares issued and to be issued to ChineseInvestors.com pursuant to the Service Provider Agreement contain piggyback registration rights.

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On March 1, 2014, we issued an aggregate of 850,000 ten-year non-qualified stock options with an exercise price of $1.00 per share under our 2012 Equity Incentive Plan which vest ratably on a monthly basis over a period of three years to our three executive officers, Gannon Giguiere (300,000 options), Alan Johnson (300,000 options) and Michael Rountree (250,000 options).

In March 2014, we sold an aggregate of 50,000 shares of our restricted common stock to two third parties at a price of $1.00 per share. The shares were issued in April 2014.

On April 30, 2014, we issued ten-year warrants to an Advisory Board Member to purchase 250,000 shares of our common stock at an exercise price of $2.00 per share.

In May 2014, we issued 100,000 shares of our restricted common stock to a consultant pursuant to an April 23, 2014 Consulting Agreement. The shares contain piggyback registration rights.

On May 12, 2014, we issued ten year non-statutory stock options under our 2012 Equity Incentive Plan to three persons to purchase up to an aggregate of 55,000 shares of our common stock at an exercise price of $1.00 per share. The options vest ratably over a period of four years.

On May 19, 2014, we issued ten year non-statutory stock options under our 2012 Equity Incentive Plan to one person to purchase up to 30,000 shares of our common stock at an exercise price of $1.00 per share. The options vest ratably on a monthly basis over a period of four years.

On June 18, 2014 we sold an aggregate of 600,000 units to three persons (the “Purchasers”) at a price of $1.00 per unit or an aggregate of $600,000. Each unit consists of one share of our common stock, par value $0.001 per share, and three common stock purchase warrants. Accordingly, in connection with the sale of 600,000 units, we issued an aggregate of 1,800,000 warrants. Each warrant is exercisable for the purchase of one share of our common stock for a period of eight years from issuance at an exercise price of $1.00 per share. Subject to customary exceptions, the warrants contain weighted average anti-dilution protection which provides for a downward adjustment in the warrant exercise price if, during the term of the warrants, we issue common stock or securities exchangeable or convertible into shares of our common stock at a price below the then exercise price of the warrants. Piggyback registration rights apply to the shares comprising part of the units and the shares issuable upon exercise of the warrants comprising part of the units.

On June 2, 2014, we issued ten year non-statutory stock options under our 2012 Equity Incentive Plan to two people to purchase up to 60,000 shares of our common stock at an exercise price of $1.00 per share. The options vest ratably over a period of four years.

On June 30, 2014, we issued ten year non-statutory stock options under our 2012 Equity Incentive Plan to one person to purchase up to 100,000 shares of our common stock at an exercise price of $1.00 per share. The options vest ratably over a period of four years.

On July 21, 2014, we issued 50,000 non-statutory stock options under our 2012 Equity incentive Plan with a ten-year term to one person. The options have an exercise price of $1.00 per share and vest ratably over a period of four years.

On August 1, 2014 we issued non-statutory stock options under our 2013 Equity Incentive Plan with a ten year term to one person to purchase up to 200,000 shares of our common stock at an exercise price of $1.00 per share. The options vest ratably over a four year period.

On August 12, 2014, we issued 175,000 non-statutory stock options under our 2012 Equity incentive Plan with a ten-year term to one person. The options have an exercise price of $1.00 per share and vested upon issuance.

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All of the foregoing issuances of securities were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended for transactions by an issuer not involving a public offering, pursuant to Rule 506 of Regulation D, or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701.

Exhibits

In reviewing the agreements included (or incorporated by reference) as exhibits to this registration statement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

Exhibit No.	SEC Report Reference No.	Description

3.1	3.1	Articles of Incorporation of Registrant filed November 29, 2010 (1)

3.2	3.1	Amended and Restated Articles of Incorporation of Registrant filed November 20, 2012 (2)

3.3	3.1	Amended and Restated Articles of Incorporation as filed with the Nevada Secretary of State on February 20, 2013 (4)

3.3	3.2	By-Laws of the Registrant (1)

4.1	4.1	Form of March 2014 Advisory Board Warrant (6)

4.2	4.1	Form of Warrant underlying units sold in June 2014 (9)

5.1	*	Legal Opinion of Crone Kline Rinde LLP

10.1	10.1	Registrant’s 2012 Equity Incentive Plan (2)

10.2	10.1	Asset Purchase Agreement dated as of November 21, 2012 among Registrant, Local Event Media, Inc., Gannon Giguiere and Alan Johnson (3)

10.3	10.2	Employment Agreement dated as of November 21, 2012 between Registrant and Gannon Giguiere (3)

10.4	10.3	Employment Agreement dated as of November 21, 2012 between Registrant and Alan Johnson (3)

10.5	10.4	Form of Lock-Up Agreement dated as of November 21, 2012 (3)

10.6	10.5	Form of Indemnification Agreement dated as of November 21, 2012 (3)

10.7	10.6	Split-Off Agreement dated November 21, 2012 among Registrant, Charlie GPS Split Corp. and James Khorozian (3)

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Exhibit No.	SEC Report Reference No.	Description

10.8	10.7	General Release Agreement dated November 21, 2012 among Registrant, Charlie GPS Split Corp. and James Khorozian (3)

10.9	10.1	Investor Relations Agreement dated March 5, 2013 between Registrant and Hart Partners, LLC (5)

10.10	10.1	Amendment No. 1 dated as of March 10, 2014 to the November 21, 2012 Employment Services Agreement between the Registrant and Gannon Giguiere (6)

10.11	10.2	Amendment No. 1 dated as of March 10, 2014 to the November 21, 2012 Employment Services Agreement between the Registrant and Alan Johnson (6)

10.12	10.3	Employment Services Agreement dated as of March 10, 2014 between the Registrant and Michael D. Rountree (6)

10.13	10.4	Consulting Agreement dated as of March 10, 2014 between the Registrant and Harrison Group, Inc. (6)

10.14	10.5	Service Provider Agreement effective as of March 18, 2014 between the Registrant and ChineseInvestors.com, Inc. (6)

10.15	10.1	Independent Contractor Agreement dated August 13, 2013 between the Registrant and Jigsaw Partners, Inc. (8)

10.16	10.1	Amendment to Independent Contractor Agreement dated as of December 31, 2013 between the Registrant and Jigsaw Partners, Inc. (7)

10.17	10.1	U.S. Patent (No. 8,769,610 B1) titled “Distance Modified Security and Content Sharing” issued to Registrant on July 1,2 014 (9)

10.18	10.1	Consulting Agreement with Vinay Jatwani dated August 12, 2014 (10)

10.19	*	Amendment No. 1 to Equity Purchase Agreement made as of August 20, 2014 between Registrant and Kodiak Capital Group, LLC

10.20	10.3	Form of Subscription Agreement for June 2014 unit sales (9)

10.21	10.1	Equity Purchase Agreement entered into as of July 23, 2014 between Registrant and Kodiak Capital Group, LLC (11)

10.22	10.2	Registration Rights Agreement dated July 23, 2014 between Registrant and Kodiak Capital Group, LLC (11)

10.23	*	Consulting Agreement dated as of April 23, 2014 between Registrant and Monarch Bay Securities, LLC

14.1	14.1	Registrant’s Code of Ethics (3)

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Exhibit No.	SEC Report Reference No.	Description

21.1	*	List of Subsidiaries

23.1	*	Consent of GBH CPAs, PC

23.2	*	Consent of Crone Kline Rinde LLP (included in Exhibit 5.1)

(1)	Filed with the Securities and Exchange Commission on March 9, 2011, as an exhibit, numbered as indicated above, to the Registrant’s registration statement on the Registrant’s Registration Statement on Form S-1 (file no. 333-172685), which exhibit is incorporated herein by reference.

(2)	Filed with the Securities and Exchange Commission on November 20, 2012, as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated November 19, 2012, which exhibit is incorporated herein by reference.

(3)	Filed with the Securities and Exchange Commission on November 28, 2012, as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated November 21, 2012, which exhibit is incorporated herein by reference.

(4)	Filed with the Securities and Exchange Commission on February 22, 2013, as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated February 20, 2013, which exhibit is incorporated herein by reference.

(5)	Filed with the Securities and Exchange Commission on March 11, 2013, as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated March 5, 2013, which exhibit is incorporated herein by reference.

(6)	Filed with the Securities and Exchange Commission on March 13, 2014, as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated March 10, 2014, which exhibit is incorporated herein by reference.

(7)	Filed with the Securities and Exchange Commission on January 7, 2014, as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated December 31, 2013, which exhibit is incorporated herein by reference.

(8)	Filed with the Securities and Exchange Commission on November 14, 2013, as an exhibit, numbered as indicated above, to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which exhibit is incorporated herein by reference.

(9)	Filed with the Securities and Exchange Commission on August 19, 2014, as an exhibit, numbered as indicated above, to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which exhibit is incorporated herein by reference.

(10)	Filed with the Securities and Exchange Commission on August 18, 2014, as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated August 12, 2014, which exhibit is incorporated herein by reference.

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(11)	Filed with the Securities and Exchange Commission on July 24, 2014, as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated July 23, 2014, which exhibit is incorporated herein by reference.

* Filed herewith.

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Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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For the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

2.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned company or its securities provided by or on behalf of the undersigned registrant; and

4.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in Costa Mesa, California on August 25, 2014.

EVENTURE INTERACTIVE, INC.

By:	/s/ Gannon Giguiere
Gannon Giguiere
President, Chief Executive officer and Chairman of the Board
(Principal Executive Officer)
Date: August 25, 2014

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gannon Giguiere	/s/ Michael Rountree
Gannon Giguiere	Michael Rountree
President, Chief Executive Officer, and	Chief Financial Officer, Treasurer and Secretary
Chairman of the Board	(Principal Financial Officer and Principal
(Principal Executive Officer)	Accounting Officer)
Date: August 25, 2014	Date: August 25, 2014

/s/ Alan Johnson
Alan Johnson
Director

Date: August 25, 2014

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